EXHIBIT 10.1


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                           AGREEMENT TO EXCHANGE STOCK
                                     BETWEEN

                           UNLTD VENTURES INCORPORATED
                                       AND

                                  ACTIVEIN LTD.




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                                      INDEX
                                                                         Page
ARTICLE I - EXCHANGE OF SECURITIES ......................................  5
ARTICLE II - REPRESENTATIONS AND WARRANTIES .............................  5
    2.0l -    Organization ..............................................  5
    2.02 -    Capital ...................................................  5
    2.03 -    Directors and Officers' Compensation; Banks ...............  5
    2.04 -    Financial Statements ....................................... 5
    2.05 -    Absence of Changes ........................................  6
    2.06 -    Absence of Undisclosed Liabilities ........................  6
    2.07 -    Tax Returns ...............................................  6
    2.08 -    Corporate Matters........................................... 6
    2.09 -    Trade Names and Rights ....................................  6
    2.l0 -    Contracts and Leases ....................................... 6
    2.ll -    Insurance Policies ........................................  6
    2.l2 -    Compliance with Laws ....................................... 6
    2.l3 -    Litigation ................................................  6
    2.l4 -    Ability to Carry Out Obligations ..........................  7
    2.l5 -    Full Disclosure ............................................ 7
    2.l6 -    Assets ....................................................  7
    2A -  Organization ..................................................  6
    2B -  Directors and Officers' Compensation; Banks ...................  7
    2C -  Capital .......................................................  8
    2D -  Financial Statements .........................................   8
    2E -  Absence of Changes ...........................................   8
    2F -  Absence of Undisclosed Liabilities ...........................   8
    2G -  Tax Returns ..................................................   8
    2H -  Corporate Matters ............................................   8
    2I -  Trade Names and Rights ........................................  8
    2J -  Contracts and Leases ..........................................  8
    2K -  Insurance Policies ............................................  9
    2L -  Compliance with Laws ..........................................  9
    2M -  Litigation ....................................................  9
    2N -  Ability to Carry Out Obligations ..............................  9
    2O -  Full Disclosure ...............................................  9
    2P -  Assets ......................................................... 9
    2Q - Risk Assessment.................................................  9
    2R - No Public Market ............................................... 10
ARTICLE III - SHAREHOLDER REPRESENTATIONS ............................... 10
ARTICLE IV - OBLIGATIONS BEFORE CLOSING ................................. 11
    4.0l - Investigative Rights ......................................... 11
    4.02 - Conduct of Business .......................................... 11
ARTICLE V - CONDITIONS PRECEDENT TO PERFORMANCE BY UNLTD ...............  11
    5.0l - Conditions ................................................... 11
    5.02 - Accuracy of Representations .................................. 11
    5.03 - Performance................................................... 11

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                                                                          Page

    5.04 - Absence of Litigation ........................................ 12
    5.05 - Other ........................................................ 12
ARTICLE VI - CONDITIONS PRECEDENT TO PERFORMANCE ........................ 12
                   BY ACTI .............................................. 12
    6.0l - Conditions ................................................... 12
    6.02 - Accuracy of Representations .................................  12
    6.03 - Performance .................................................  12
    6.04 - Absence of Litigation ........................................ 12
    6.05 - Other ........................................................ 12
ARTICLE VII - CLOSING ................................................... 13
    7.0l - Closing ...................................................... 13
    7.02 - Exchange of Shares ........................................... 14
    7.03 - No Fractional Shares ......................................... 14
    7.04 - Officers and Directors ....................................... 14
ARTICLE VIII - REMEDIES ................................................. 14
    8.0l - Arbitration .................................................. 14
    8.02 - Costs .......................................................  14
    8.03 - Termination .................................................. 15
ARTICLE IX - MISCELLANEOUS .............................................. 15
    9.0l - Captions and Headings ........................................ 15
    9.02 - No Oral Change ............................................... 15
    9.03 - Non-Waiver ................................................... 15
    9.04 - Time of Essence .............................................. 15
    9.05 - Entire Agreement ............................................. 16
    9.06 - Governing Law ................................................ 16
    9.07 - Counterparts ................................................. 16
    9.08 - Notices ...................................................... 16
    9.09 - Binding Effect ............................................... 16
    9.l0 - Effect of Closing ............................................ 16
    9.ll - Mutual Cooperation ........................................... 17
    9.12 - Expenses...................................................... 17

    Schedule 1- Allocation of Shares..................................... 19
    Exhibit A - Options, Warrants and Covertible Securities (ACTI)........
    Exhibit B - Officers and Directors (ACTI)..............................
    Exhibit C - Financial Statements - Changes in Financial
                Condition (ACTI) .........................................
    Exhibit D - Trademarks, Trade Names and Copyrights (ACTI..............
    Exhibit E - Material Contracts (ACTI)................................
    Exhibit F - Insurance Policies (ACTI).................................
    Exhibit G - Officers, Directors, Bank Accounts, Safe Deposit
                Boxes, Powers of Attorney (UNLTD).........................
    Exhibit H - Options, Warrants and Convertible Securities (UNLTD) .....
    Exhibit I - Financial Statements - Changes in Financial
                   Condition (UNLTD).....................................
    Exhibit J - Trademarks, Trade Names and Copyrights (UNLTD) ...........
    Exhibit K - Material Contracts (UNLTD) ...............................
    Exhibit L-  Insurance Policies (UNLTD)................................
    Exhibit M - Litigation (UNLTD)........................................


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    Exhibit N - Shareholders' Agreement..................................
    Exhibit O - Form of UNLTD Share Certificate ..........................
    Exhibit P - Shareholders' Resolution and New AOA of ACTI .............
    Exhibit Q - UNTLD Resolution - Designation of Preferred Shares/
                   Issuance of Shares................... .................
    Exhibit R - Form of UNTLD Share Certificate to Be Issued to
                   ACTI Shareholders.....................................
    Exhibit S - Shareholder
    Register ............................................................
    Exhibit T - Amendment to Certificate of Incorporation.................


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                       AGREEMENT TO EXCHANGE COMMON STOCK

      This SHARE EXCHANGE AGREEMENT ("this Agreement"), made this ___ day of ___, 2008, by and between UNLTD Ventures Incorporated ("UNLTD") and ActiVein Ltd. ("ACTI"), and the shareholders of ACTI is made for the purpose of setting forth the terms and conditions upon which UNLTD will acquire all of the issued and outstanding common stock of ACTI in exchange for shares of UNLTD's common stock.

      In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I
                             EXCHANGE OF SECURITIES

       1.01 Subject to the terms and conditions of this Agreement, UNLTD agrees to issue, and the shareholders of ACTI agree to accept 5,800,297 shares of UNLTD's common stock and 3,770,935 shares of UNLTD's Series A Preferred stock (the "UNLTD Stock") in consideration for all of the issued and outstanding common and preferred stock of ACTI (the "ACTI Shares"). The shares of the UNLTD will be allocated to the shareholders of ACTI in accordance with Schedule 1 to this Agreement.

       1.02 The distribution and use of funds shall be pursuant to the Shareholders Agreement attached hereto.

                    ARTICLE IIREPRESENTATIONS AND WARRANTIES

      ACTI represents and warrants to UNLTD that:

      2.0l Organization. ACTI is a company duly organized, validly existing, and in good standing under the laws of Israel.

      2.02 Capital. The authorized capital stock of ACTI consists of 992,076 ordinary shares and 7,924 Preferred A shares, of which 10,944 ordinary shares and 7,115 Preferred A shares and will be issued and outstanding at closing. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ACTI to issue or to transfer from treasury any additional shares of its capital stock of any class other than as set forth on Exhibit A. The Shareholder List of ACTI immediately prior to the execution of this Agreement is attached hereto in Exhibit A.

      2.03 Directors and Officers' Compensation; Banks. Exhibit B to this Agreement contains the names and titles of all directors and officers of ACTI.

      2.04 Financial Statements. Exhibit C to this Agreement contains the audited financial statements of ACTI as of March 31, 2008. The financial statements have been prepared in U.S. $ and in accordance with Israeli generally accepted accounting principles consistently followed by ACTI throughout the periods indicated, and fairly present the financial position of ACTI as of


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the dates of the balance sheets included in the financial statements, and the results of its operations for the periods indicated.

      2.05 Absence of Changes. Since March 31, 2008 there has not been any change in the financial condition or operations of ACTI, other than changes reflected on Exhibit C or changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

      2.06 Absence of Undisclosed Liabilities. ACTI did not as of March 31, 2008 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit C.

      2.07 Tax Returns. Within the times and in the manner prescribed by law, ACTI has filed all Israeli tax returns required by law and has paid all taxes, assessments, and penalties due and payable. The provision for taxes, if any, reflected in ACTI's balance sheet as of March 31, 2008, is adequate for any and all Israeli taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by ACTI.

      2.08 Corporate Matters. The minutes of ACTI as supplied to UNLTD are a complete and accurate record of all meetings of the shareholders and directors of ACTI and accurately reflect all resolutions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of ACTI's directors and/or officers who were duly elected or appointed. The share register of ACTI contains an accurate record of all transactions with respect to the capital stock of ACTI.

      2.09 Trade Names and Rights. Exhibit D attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications which are owned by ACTI. No person other than ACTI owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of ACTI's business.

      2.10 Contracts and Leases. Exhibit E attached hereto and made a part hereof contains a summary of the provisions of all material contracts, leases, and other agreements of ACTI presently in existence or which have been agreed to by ACTI (whether written or oral). Except as disclosed on Exhibit E, ACTI is not in default under of these agreements or leases. For the purposes of this Agreement, "Material" shall be any amounts over US$10,000.

      2.11 Insurance Policies. Exhibit F to this Agreement is a description of all insurance policies held by ACTI concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit F and are in full force and effect.

      2.12 Compliance with Laws. ACTI has complied with, and is not in violation of, applicable Israeli laws, and regulations affecting its properties or the operation of its business.

      2.13 Litigation. ACTI is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of ACTI threatened, against or affecting ACTI


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or its business, assets, or financial condition. ACTI is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. ACTI is not engaged in any legal action to recover moneys due to ACTI or damages sustained by ACTI.

      2.14 Ability to Carry Out Obligations. Subject to the approval of its shareholders, ACTI has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by ACTI and the performance by ACTI of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, mortgage, articles of association of ACTI (the "AOA"), or other agreement to which ACTI is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required other than consents or authorizations by the Office of the Israeli Chief Scientist and the Israeli Tax Authorities; (b) an event that would permit any party to any agreement to terminate it or to accelerate the maturity of any indebtedness or other obligation of ACTI; or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of ACTI or would create any obligation for which ACTI would be liable, except as contemplated by this Agreement. For the avoidance of doubt, the Parties agree that the shares of UNLTD which are issued to Xenia may be subject to a lien granted in favor of certain Israeli regulatory authorities including the Office of the Chief Scientist.

      2.15 Full Disclosure. None of the representations and warranties made by ACTI, contains any untrue statement of material fact.

      2.16  Assets.  ACTI has good and marketable title to all of its property.

      UNLTD represents and warrants to ACTI and its Shareholders that:

      2A. Organization. UNLTD is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification. UNLTD has no subsidiaries. There are no voting trusts or other agreements or understandings to which UNLTD is a party with respect to the holding, voting or disposing of capital stock of UNLTD.

      2B. Directors and Officers' Compensation; Banks. Exhibit G to this Agreement contains: (i) the names and titles of all directors and officers of UNLTD and all persons, together with their titles whose compensation, and the tasks for which they receive such compensation, from UNLTD as of the date of this Agreement will equal or its expected to equal or exceed, at an annual rate, the sum of $1,000; (ii) the name and address of each bank with which UNLTD has an account or safety deposit box, and the names of all persons who are authorized to draw thereon or have access thereto; and (iii) the names of all persons who have a power of attorney from UNLTD and a summary of the terms thereof.

      2C. Capital. The authorized capital stock of UNLTD consists of 50,000,000 shares of common stock, and 1,000,000 shares of preferred stock. Immediately prior to closing 9,112,733 shares of common stock are issued and outstanding. All of the shares are validly issued, fully paid, and non-assessable. UNLTD has


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not issued any shares, warrants or other convertible securities of preferred stock. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating UNLTD to issue or to transfer from treasury any additional shares of its capital stock of any class except as reflected on Exhibit H. The Shareholder List of UNLTD immediately prior to the execution of this Agreement is attached hereto as Exhibit H.

      2D. Financial Statements. Exhibit I to this Agreement sets forth balance sheets of UNLTD as of March 31, 2008, and the related statements of income and retained earnings for the period then ended. The financial statements have been prepared in accordance with U.S. generally accepted accounting principles as consistently followed by UNLTD throughout the periods indicated, and fairly present the financial position of UNLTD as of the dates of the balance sheets included in the financial statements, and the results of its operations for the periods indicated.

      2E. Absence of Changes. Since March 31, 2008, there has not been any change in the financial condition or operations of UNLTD, except (i) changes in the ordinary course of business, which changes have not in the aggregate been materially adverse, and (ii) changes disclosed on Exhibit I, which changes have not in the aggregate been materially adverse.

      2F. Absence of Undisclosed Liabilities. UNLTD did not as of March 31, 2008 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit I.

      2G. Tax Returns. Within the times and in the manner prescribed by law, UNLTD has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. No federal income tax returns of UNLTD have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in UNLTD's balance sheet as of March 31, 2008, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by UNLTD.

      2H. Corporate Matters. The minutes of UNLTD are a complete and accurate record of all meetings of the shareholders and directors of UNLTD and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of UNLTD's directors and/or officers who were duly elected or appointed.

      2I. Trade Names and Rights. Exhibit J attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications which are owned by UNLTD. No person, other than UNLTD, will own any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of the business of UNLTD, as such business is to be conducted after the closing of this transaction.

      2J. Contracts and Leases. Exhibit K attached hereto and made a part hereof


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contains a summary of the provisions of all material contracts, leases, and other agreements of UNLTD presently in existence or which have been agreed to by UNLTD (whether written or oral).

      2K. Insurance Policies. Exhibit L to this Agreement is a description of all insurance policies held by UNLTD concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit L and are in full force and effect.

      2L. Compliance with Laws. UNLTD has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business, including but not limited to federal and state securities laws. UNLTD does not have any employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974.

      2M. Litigation. UNLTD is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of UNLTD threatened, against or affecting UNLTD or its business, assets, or financial condition. UNLTD is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. UNLTD is not engaged in any legal action to recover moneys due to it or damages sustained by it.

      2N. Ability to Carry Out Obligations. UNLTD has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by UNLTD and the performance by UNLTD of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which UNLTD is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of UNLTD, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of UNLTD or would create any obligations for which UNLTD would be liable, except as contemplated by this Agreement.

      2O. Full Disclosure. None of representations and warranties made by UNLTD, or in any certificate or memorandum furnished or to be furnished by UNLTD, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading. UNLTD has disclosed to ACTI all reasonably foreseeable contingencies which, if such contingencies transpired, would have a material adverse effect on UNLTD.

      2P. Assets. UNLTD has good and marketable title to all of its property.

      2Q. Risk Assessment. UNLTD, its shareholders, officers, and directors represent that they are sophisticated investors and have the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in ACTI. In making the decision to invest in ACTI and signing this Agreement, they have relied on their own knowledge and upon independent investigations made by it. In addition, they represent that they have been given the full opportunity and time in which to carry out a "due


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diligence" investigation of ACTI, and the business conducted and proposed to be conducted by ACTI and anything else related to them, have received in the framework of such "due diligence" investigation all materials, information, documentation and answers which they requested and obtained information necessary to verify the accuracy of the information contained in this Agreement, and were satisfied with the results of the investigation, and it appears to them suitable for their objectives and therefore caused UNLTD to sign this Agreement.

      2R. No Public Market. UNLTD its shareholders, officers, and directors further represent that they are aware that there is no public market for ACTI's shares and there is no assurance that a market will ever develop. The shares of ACTI to be exchanged in this offering have not been registered with any state securities commission or with the United States Securities and Exchange Commission and ACTI has no plans and is under no obligation to register the shares. UNLTD, its shareholders, officers and directors are prepared to accept the fact that their investment is of a long-term nature and may not be readily liquidated. ACTI is a hi-tech company and as such a "high risk" investment. The acquisition of ACTI shares consequently involves certain risks, which could adversely affect the value of ACTI's shares. ACTI does not make, nor has it authorized any other person to make, any representation about the future market value of ACTI's shares.

                                   ARTICLE III
                           SHAREHOLDER REPRESENTATIONS

      Each shareholder of ACTI severally and not jointly, represents to UNLTD that he she or it has the right, power, and authority to enter into, and perform his or her obligations under this Agreement, and that all necessary corporate actions needed to transfer shares to UNLTD have been taken. The execution and delivery of this Agreement by such shareholder and the delivery by such shareholder of his or her shares in ACTI pursuant to Article I will not cause, constitute, or conflict with or result in any breach or violation or any of the provisions of or constitute a default under any license, mortgage, or agreement to which he or she is a party, or by which he or she may be bound, and any consents or authorizations of any party which are required, have been duly obtained or will be obtained at or prior to the Closing. Each shareholder of ACTI severally and not jointly, represents and warrants to UNLTD that the shares of ACTI that such shareholder will deliver at closing will be free of any liens or encumbrances. Each shareholder of ACTI severally and not jointly, hereby declares that it has waived its rights under Article 44.7 of the AOA in connection with the transaction.

     Xenia Venture Capital Ltd. hereby waives any rights it may have under Articles 16 and 72 of the AOA.

     Each shareholder of ACTI understands that the shares being acquired from UNLTD represent restricted securities as that term is defined in Rule l44 of the Securities and Exchange Commission.


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                                   ARTICLE IV
                           OBLIGATIONS BEFORE CLOSING

      4.0l Investigative Rights. From the date of this Agreement until the date of closing, each party shall provide to the other party, and such other party's counsel, accountants, auditors, and other authorized representatives, full access during normal business hours to all of each party's properties, books, contracts, commitments, records and correspondence and communications with regulatory agencies for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

      4.02 Conduct of Business. Prior to the closing, and except as contemplated by this Agreement, each party shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except as contemplated by this Agreement, (and subject to Section 4.03 below), neither party to this Agreement shall issue or sell any shares, stock, options or other securities, amend its Articles of Association, Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded material liabilities, acquire or dispose of fixed assets, change senior management, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business, or enter into any agreement or take any action that is likely to cause any of the representations and warranties of such party under this Agreement not to be true and correct as of the Closing, or that is likely to affect the Closing. However and notwithstanding, any provision in this Agreement to the contrary, UNLTD hereby assents and permits ACTI to raise further financing in any manner including by way of a bridge loan provided in exchange for the issuance of shares by ACTI.

                                    ARTICLE V
                  CONDITIONS PRECEDENT TO PERFORMANCE BY UNLTD

      5.01 Conditions. UNLTD's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article V. UNLTD may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by UNLTD of any other condition of or any of UNLTD's other rights or remedies, at law or in equity, if ACTI shall be in default of any of its representations, warranties, or covenants under this agreement.

      5.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by ACTI in this Agreement or in any written statement that shall be delivered to UNLTD by ACTI under this Agreement shall be true on and as of the Closing Date as though made at those times.

     5.03 Performance. ACTI shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. ACTI shall have


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obtained all  necessary  consents and  approvals  necessary  to  consummate  the transactions contemplated hereby including those required by Section 4.02.

      5.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the Closing.

      5.05 Other. In addition to the other provisions of this Article V, UNLTD's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the following:

     o A shareholders agreement executed by the parties hereto in the form attached as Exhibit N (the "Shareholders Agreement").
     o    The liabilities of ACTI will not exceed $50,000.
     o The shareholders holding preferred shares of ACTI have waived their rights under Article 16.1 of the AOA.

                                   ARTICLE VI
                   CONDITIONS PRECEDENT TO PERFORMANCE BY ACTI

      6.01 Conditions. ACTI's and its Shareholder's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the conditions set forth in this Article VI. ACTI may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by ACTI of any other condition of or any of ACTI's other rights or remedies, at law or in equity, if UNLTD shall be in default of any of its representations, warranties, or covenants under this agreement.

      6.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by UNLTD in this Agreement or in any written statement that shall be delivered to ACTI by UNLTD under this Agreement shall be true on and as of the Closing Date as though made at those times.

      6.03 Performance. UNLTD shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. UNLTD shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby, including those required by Section 4.02.

      6.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the closing.

      6.05 Other. In addition to the other provisions of this Article VI, ACTI's and its Shareholders obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the following:

     o    The Shareholders Agreement shall be duly executed.

     o    The liabilities of UNLTD will not exceed $5,000.

     o The shareholders holding preferred shares of ACTI have waived their rights under Article 16.1 of the AOA.
     o The shareholders of UNLTD, at a special meeting, shall have approved the Certificate of Amendment attached as Exhibit T and the acquisition of ACTI.
     o UNLTD issue to Xenia Venture Capital Ltd. the warrant attached as Exhibit B to Exhibit Q hereto

                               ARTICLE VIICLOSING

      7.0l Closing. The closing of this transaction shall be held at the offices of M. Firon and Co. Law Offices, 16 Abba Hillel Silver St., Ramat Gan, or such other location as the parties may agree. Unless the execution of the agreements which form the whole of this transaction takes place before January 31, 2009, then either party may terminate this Agreement without liability to the other party, except as otherwise provided in Section 9.12, excluding claims for breaches of obligations by any party hereto prior to such termination. Closing of the transaction shall follow within seven days of the receipt of approval of the transaction from the Israeli Office of the Chief Scientist and the Israeli Income Tax Authorities. At the closing, the following documents, in form reasonably acceptable to counsel to the parties or as set forth herein, shall be delivered:

      By ACTI:

            A. An officer's certificate, dated the Closing Date, that all representations, warranties, covenants, and conditions set forth in this Agreement on behalf of ACTI are true and correct as of, or have been fully performed and complied with by, the Closing Date.

            B. A validly executed share certificate in respect of 100% of the ordinary shares of ACTI, issued in the name of UNLTD in the form attached hereto as Exhibit O;

            C. A copy of the revised shareholders register of ACTI reflecting the share sale of the ACTI shares at the Closing; and

            D. A written opinion of M. Firon & Co. Advocates & Notaries, in a form acceptable to UNLTD, dated the date of the Closing.

            E. A resolution of ACTI's shareholders in the form attached hereto as Exhibit P replacing the existing AOA with the new AOA also attached as Exhibit P.

      By UNLTD:

            A. An officer's certificate, dated the Closing Date, that all representations, warranties, covenants, and conditions set forth in this Agreement on behalf of UNLTD are true and correct as of, or have been fully performed and complied with by, the Closing Date.

            B. A resolution of the board of UNLTD issuing and allotting the UNLTD Stock to be allotted at the Closing to the subscribing shareholders as well as designating the rights, preferences and limitations of UNLTD's Series A preferred stock, also in the form attached hereto as Exhibit Q;

            C. Validly executed share certificates in respect of the UNLTD Shares to be issued at the Closing, issued in the name of each subscribing shareholder in the form attached hereto as Exhibit R;

            D. A copy of the revised shareholders register of UNLTD reflecting the issuance of the UNLTD Stock to be issued at the Closing; and

            E. A written opinion of Hart & Trinen, in a form acceptable to ACTI, dated the date of the Closing.

            F. A resolution of UNLTD's shareholders in the form attached hereto as Exhibit S amending the Articles of Incorporation and By-Laws of UNLTD; and

            G. to the extent required by law or by any such third-party, a signed undertaking to be submitted to the office of the Israeli Chief Scientist or any other signed undertaking to any such third-party, as reasonably required by each such third-party.

      7.02 Exchange of Shares. On the Closing Date, each share of common stock of ACTI then issued and outstanding will be exchanged for fully paid and non-assessable shares of UNLTD and each share of preferred A stock of ACTI then issued and outstanding will be exchanged for fully paid and non-assessable Preferred A shares of UNLTD in accordance with Schedule 1 to this Agreement.

      7.03 No Fractional Shares. No certificates for fractional share interests of common stock of ACTI will be issued, but, in lieu thereof, UNLTD will issue one share of common stock for each fractional share held in ACTI.

     7.04 Officer and Directors. At the closing of this Agreement the parties will cause Mr. Boaz Dor, Ms. Anat Segal, Mr. Eitan Kyiet, Mr. Ilan Shalev and Mr. Avi Lior, to be appointed as directors of UNLTD. Simultaneously with such appointment, all present officers and directors of UNLTD will resign.

      7.05 At the Closing, UNLTD and ACTI and the shareholders of ACTI shall sign the Shareholders Agreement.

                                  ARTICLE VIII
                                    REMEDIES

     8.01 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Israel. The parties hereto hereby submit to the exclusive jurisdiction of the courts of Tel-Aviv-Jaffa.

      8.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      8.03 Termination. In addition to the other remedies, UNLTD or ACTI may on or prior to the Closing Date terminate this Agreement, without liability to the other party:

         (i) If any bona fide action or proceeding shall be pending against UNLTD or ACTI on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state or national government shall have objected at or before the Closing Date to this acquisition or to any other action required by or in connection with this Agreement;

         (ii) If the legality and sufficiency of all steps taken and to be taken by each party in carrying out this Agreement shall not have been approved by the respective party's counsel, which approval shall not be unreasonably withheld.

             (iii) If a party breaches any representation, warranty, covenant or obligation of such party set forth herein and such breach is not corrected within ten days of receiving written notice from the other party of such breach.

                                   ARTICLE IX
                                  MISCELLANEOUS

      9.01 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

      9.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by all parties hereto.

      9.03 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, convenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

      9.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

      9.05 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements, understandings and the letters of intent between the parties.

     9.06 Governing Law. This Agreement and its application shall be governed by the laws of Delaware.

      9.07 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

      UNLTD Ventures Incorporated

         2171 Avenue Rd.
         Suite 103
         Toronto, Ontario
         Canada   M5M 4B4

      ActiVein Ltd.

         1 Leshem Street
         Kiryat Gat
         82000
         Israel


      9.09 Binding Effect. This Agreement shall inure to and be binding upon and be enforceable against the respective successors of each of the parties to this Agreement. No party may assign or transfer any of its rights or obligations hereunder, without the prior written consent of the other parties hereto. Nothing in this Agreement, express or implied, shall give to any person other than the parties hereto any benefit or any legal or equitable right, remedy or claim under this Agreement.

      9.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the closing of this Agreement and shall remain in effect for a period of twelve months thereafter. In the event there is any material misrepresentation or warranty of any party to this Agreement, then UNLTD (if such misrepresentation is made by ACTI or the ACTI shareholders) or the shareholders of ACTI ( if such misrepresentation is made by UNLTD) may recind this Agreement during the 90 day period following the closing of this Agreement.

      9.11 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein. Neither party will intentionally take any action, or omit to take any action, which will cause a breach of such party's obligations pursuant to this Agreement.

      9.12 Expenses. Each of the parties hereto agrees to pay all of its own expenses (including without limitation, attorneys' and accountants' fees) incurred in connection with this Agreement, the transactions contemplated herein and negotiations leading to the same and the preparations made for carrying the same into effect. Each of the parties expressly represents and warrants that no finder or broker has been involved in this transaction and each party agrees to indemnify and hold the other party harmless from any commission, fee or claim of any person, firm or corporation employed or retained by such party (or claiming to be employed or retained by such party) to bring about or represent such party in the transactions contemplated by this Agreement.

      AGREED TO AND ACCEPTED as of the date first above written.

                                    UNLTD Ventures Incorporated


                                    By: /s/ Sheldon Kales
                                        -------------------------------
                                        Sheldon Kales, President


                                    ActiVein Ltd.


                                    By: /s/ Adi Plaschkes
                                        -------------------------------
                                        Adi Plaschkes, President


                                    Shareholders of ActiVein


                                       /s/ Ilan Shalev
                                       -------------------------------
                                       Ilan Shalev


                                       /s/ Yoav Paz
                                       -------------------------------
                                       Yoav Paz


                                      /s/ Adi Plaschkes
                                      -------------------------------
                                      Adi Plaschkes

                                      /s/ Yifat Gurion
                                      -------------------------------
                                      Yifat Gurion


                                      /s/ Ronen Finegold
                                      -------------------------------
                                      Ronen Finegold


                                    Eftan Investment Consulting Ltd.

                                    By:  /s/ Eitan Kyiet
                                         -------------------------------
                                         Eitan Kyiet, Authorized Officer


                                      /s/ Chaim Halperin
                                      -------------------------------
                                      Chaim Halperin


                                      /s/ Ami Sheinfeld
                                      -------------------------------
                                      Ami Sheinfeld


                                      /s/ Ronen Shafir
                                      -------------------------------
                                      Ronen Shafir


                                    M.M.T.K. Real Estate Ltd.

                                    By:  /s/ Menashe Kata
                                         -------------------------------
                                         Menashe Kata, Authorized Officer


                                    XENIA VENTURE CAPITAL LTD.

                                    By:   /s/ Anat Segal
                                          ------------------------------
                                          Anat Segal, Authorized Officer

                                   Schedule 1

                      Allocation of Shares of Common Stock

                                                       Shares of UNLTD
    ACTI                     Shareholdings           Common Stock to be
Shareholder                      in ACTI          received by ACTI Shareholder

Ilan Shalev                      1,783                    944,986
Yoav Paz                         1,783                    944,986
Adi Plaschkes                      840                    445,198
Yifat Gurion                     1,070                    567,098
Ronen Finegold                     984                    521,518
Eftan Investment Consulting Ltd.   713                    377,888
Chaim Halperin                     542                    287,259
Ami Sheinfeld                      542                    287,259
Ronen Shafir                       400                    211,999
M.M.T.K. Real Estate Ltd.          400                    211,999
ActiVein Employee Stock
  Ownership Plan                 1,887                  1,000,106
                             ---------               ------------

Total                           10,944                  5,800,297
                              ========               ============

                                   Schedule 1

                     Allocation of Shares of Preferred Stock

                                                        Shares of UNLTD
    ACTI                      Shareholdings      Series A Preferred Stock to be
Shareholder                     in ACTI          received by ACTI Shareholder

Xenia Venture Capital Ltd.       7,115                  3,770,935

                                    EXHIBIT A

                  OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES
                                SHAREHOLDER LIST


Activein Ltd.

--------------------------------------------------------------------------------------------------------------------
                                 As Issued                                 Fully Diluted
                                 --------------------------------------    -----------------------------------------
Shareholders                     Ordinary     Preferred A                   Ordinary      Preferred A
                                  Shares        Shares        % Holding       Shares         Shares        % Holding
------------                     --------     -----------     ---------     ---------     ------------     ---------
Ilan Shalev                       1,783                         11.03%        1,783                          9.45%
Yoav Paz                          1,783                         11.03%        1,783                          9.45%
Adi Plaschkes                       840                          5.19%          840                          4.45%
Yifat Gurion                      1,070                          6.62%        1,070                          5.67%
Ronen Finegold                      984                          6.08%          984                          5.22%
Eftan Investment Consulting Ltd.    713                          4.41%          713                          3.78%
Chaim Halperin                      542                          3.35%          542                          2.87%
Ami Sheinfeld                       542                          3.35%          542                          2.87%
Ronen Shafir                        400                          2.47%          400                          2.12%
M.M.T.K. Real Estate Ltd.           400                          2.47%          400                          2.12%

Xenia Venture Capital Ltd.                        7,115         44.00%                         7,115        37.71%
Xenia Venture Capital Ltd.
   (Tiful Warrant)                                                                               809         4.29%

ESOP*                                                                         1,887                         10.00%
--------------------------------------------------------------------------------------------------------------------
Total                             9,057           7,115        100.00%       10,944            7,924       100.00%
                                  =====           =====        =======       ======            =====       =======

                                    EXHIBIT B

Directors and Officers

Directors

Anat Segal -   Director ID NO.: 22179915    Address:  9 Moshe Kol Tel-Aviv, Israel
Avi Lior -     Director ID NO.: 07776115    Address:  50 Disingoff St. Tel-Aviv, Israel
Ilan Shalev -  Director ID No.: 50196658    Address:  3 Tiber St. Givatayim, Israel
Eitan Keiyt -  Director ID No.:024295800    Address:  4 Duchifat St. Haifa, Israel


Officers                                 Position

Adi Plaschkes - ID No: 054327259         Chief Executive Officer
Address:  51 Borochov St. Givatayim, Israel

                                    EXHIBIT C

                      Financial Statements of Activein Ltd.

Activein Ltd.
Balance Sheet                                                        US$
----------------------------------------------------------------------------

                                               December 31,        March 31,
                                                   2007              2008
                                               -----------        ----------
                                                 Audited          Unaudited
Current assets
   Cash and cash equivalents                       15,340            19,500
   Government Institutions                          4,507             9,748
                                                 --------          --------
                                                   19,847            29,249

   Fixed Assets                                     1,937             1,937
   Intangible Assets                                3,441             3,441

                                                   25,225            34,627
                                                   ------            ------
Current Liabilities
   Trade Payables                                  22,415            35,270
   Other Payables                                  30,066            26,061
                                                   ------            ------
                                                   52,480            61,331
Long-term Liabilities
   Accrued Severance Pay                            4,509             4,881

 Shareholders' Deficiency                         (31,763)          (30,743)
                                                 --------          --------
                                                   25,226            35,469
                                                 ========          ========


Following are details of the representative rates of exchange in the reported period:

        December 31, 2007 3.846 NIS Exchange rate of 1 U.S. dollar March 31, 2008 3.553 NIS Exchange rate of 1 U.S. dollar

Activein Ltd.
Statements of Profit and Loss                                           US$
----------------------------------------------------------------------------

                                               December 31,        March 31,
                                                   2007              2008
                                               -----------        ----------
                                                 Audited          Unaudited

R&D expenses                                      285,253            76,516

General and administrative expenses                86,159            36,836
                                                ---------          --------
Operating loss                                   (371,412)         (113,352)
Financial Expenses                                  1,126               315
                                               ----------       -----------
Net loss for the period                          (372,538)         (113,668)
                                               ----------        ----------




Following are details of the representative rates of exchange in the reported period:

        December 31, 2007 3.846 NIS Exchange rate of 1 U.S. dollar March 31, 2008 3.553 NIS Exchange rate of 1 U.S. dollar

                                    EXHIBIT D

                     Trademarks, Trade Names, and Copyrights



      None.

                                    EXHIBIT E

                               Material Contracts



      None.

                                    EXHIBIT F

   Insurance Policies



      ACTI does not have any insurance policies which list ACTI as the insured.

      All insurance policies are held under Xenia umbrella.

                                    EXHIBIT G


Officers and Directors

   Name                           Position

   Sheldon Kales                  President, Secretary, Treasurer and a Director

   Dr. Tally Bodenstein           Director

   Rakesh Malhotra                Chief Financial Officer


Bank Accounts

   Royal Bank of Canada
   2947 Bloor Street West
   Toronto, Ontario
   Canada  M8X 1B8


Sheldon Kales is the only person authorized to withdraw funds from the Company's bank account at Royal Bank of Canada.

The Company does not have a safe deposit box. No person has a power-of-attorney from the Company.

                                    EXHIBIT H

                             UNLTD SHAREHOLDER LIST

Shareholder Name                                           Shares
-----------------                                         --------

Sheldon Kales                                            2,500,000
Dr. Tally Bodenstein                                     2,500,000
Rakesh Malhotra                                            500,000
Gil, Petar                                                  20,000
Gil, Luis                                                   20,000
Gordan, V. Peter                                            13,333
Frewer, Mary                                                 6,667
Frewer, Tim                                                  6,667
Delure-Savage, Laune-Ann                                    66,667
Homes Unlimited/Ian Savage                                 233,333
Savage, Cameron                                             33,333
Savage, Ian                                                300,000
Dadwan, Sukhvinder                                          12,500
Dadwan, Paramjeet                                           12,500
Rothbart, Dr. Peter                                        666,667
Gareth, Ellis                                              166,667
Kellner, Thomas                                             23,333
Gergely Agnes                                               20,000
Lombarni, Len                                               10,000
Calabretta, Ted                                            100,000
Wright,Julie                                                20,000
Kellner, Kathy                                              30,000
Barsony, Tibor                                             100,000
Klein, Mark                                                 50,000
Simon, Michael                                             100,000
Simmons, Wendy                                               5,000
Simmons, Norman                                             10,000
Grainger, John C.                                           20,000
Kim, Philip                                                 83,333
MacDonald, Jordan                                           66,000
Witzu M.                                                    33,333
Mooney, Matthew                                             35,000
Barsony, Rob                                                25,000
Hill, Mary-Eileen                                           10,000
Caro, Gad                                                    2,000
Pelchovitz, Mark                                             3,000
Pelchovitz, Steven                                           3,000
Abrahim, Salman                                              2,000
Herridge, Paula                                             10,000

Shareholder Name                                           Shares
-----------------                                         --------

Mclennan, Corinne                                          108,900
Emmett, John                                               233,333
Wa, Laura                                                    3,153
Sandhu, Satinder                                             6,680
Sandhu, Amarjit                                              6,667
Gill, Manjit                                                 6,667
Astortno, Johnny                                             6,667
Swartz, Stan                                                10,000
Sloan, Allen                                                10,000
Paskowitz, J.E.                                             10,000
Mclennan, Martin                                            30,000
Simmons, Mark                                               66,667
Orton Clodagh                                               20,000
Sussman, Sam                                                20,000
                                                       -----------
                                                         8,358,067


The Company does not have any outstanding options, warrants or convertible securities.

Boaz Dor will receive 750,000 shares at closing as a finders fee.

                                    EXHIBIT I
                    Financial Statements of UNLTD Ventures Incorporated

                            PRIVATE AND CONFIDENTIAL

                           UNLTD VENTURES INCORPORATED
                        (A Development Stage Enterprise)

                              FINANCIAL STATEMENTS
                                 MARCH 31, 2008
                        (Amounts expressed in US Dollars)
                       (Unaudited-Prepared by Management)

                           UNLTD VENTURES INCORPORATED
                        (A Development Stage Enterprise)

                              FINANCIAL STATEMENTS
                                 MARCH 31, 2008
                        (Amounts expressed in US Dollars)
                       (Unaudited-Prepared by Management)



   TABLE OF CONTENTS
                                                                        Page No

Balance Sheet as of March 31, 2008                                         2

Statement of Operations for the year ended March 31, 2008 and
the period from Inception (January 8, 2007) to March 31, 2008              3

Statement of Cash Flows for the year ended March 31, 2008 and
the period from Inception (January 8, 2007) to March 31, 2008              4

Statement of Changes in Stockholders' Equity from Inception
(January 8, 2007) to March 31, 2008                                        5

Notes to Financial Statements                                           6-12

UNLTD VENTURES INCORPORATED
(A Development Stage Enterprise)
Balance Sheet
As at March 31, 2008
(Amounts expressed in US Dollars)
(Unaudited-Prepared by Management)



                                     ASSETS
                                                             2008
                                                             ----
CURRENT
   Cash and cash equivalents                             $  20,094
   Short term Investments                                  403,040
                                                           -------
Total Current Assets                                       423,134
                                                           -------
TOTAL ASSETS                                             $ 423,134
                                                           -------

                                   LIABILITIES

CURRENT LIABILITIES
   Accounts payable and accrued liabilities              $     335
                                                          --------
Total Current Liabilities                                      335

                              STOCKHOLDERS' EQUITY

Capital Stock (Note 4)                                   $       -
Additional Paid-In Capital                                 429,260
Deficit Accumulated During the Development Stage            (6,461)
                                                         ----------
Total Stockholders' Equity                                 422,799
                                                         ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 423,134
                                                         =========





              The accompanying notes are an integral part of these
                        unaudited financial statements.

UNLTD VENTURES INCORPORATED
(A Development Stage Enterprise)
Statement of operations
Year Ended March 31, 2008 and the
Period from Inception (January 8, 2007) to March 31, 2008
(Amounts expressed in US Dollars)
(Unaudited-Prepared by Management)



                                             Cumulative
                                               Since
                                             Inception        2008

Expenses
   General and administrative                  9,501          9,501
                                             -------        -------

Total Operating Expenses                       9,501          9,501
                                            --------        -------

Loss from Operations                          (9,501)        (9,501)
  Interest Income                              3,040          3,040
                                             -------       --------

Loss before Income Taxes                      (6,461)        (6,461)
   Provision for income taxes                      -              -
                                             -------       --------
   Net Loss                                   (6,461)        (6,461)
                                             =======       ========




                 The accompanying notes are an integral part of
                     these unaudited financial statements.

UNLTD VENTURES INCORPORATED
(A Development Stage Enterprise)
Statement of Cash Flows
Year ended March 31, 2008 and Period
From Inception (January 8, 2007) to March 31, 2008
(Amounts expressed in US Dollars)
(Unaudited-Prepared by Management)

                                                 Cumulative
                                                   Since
                                                 Inception        2008

Cash Flows from Operating Activities
   Net loss                                       (6,461)        (6,461)
   Adjustments for:
   Changes in non-cash working capital
    Accounts payable and accrued liabilities         335            335
                                                --------       --------

   Net cash used in operating activities          (6,126)        (6,126)
                                                --------       --------

   Cash Flows from Investing Activities
    Increase in Short-term investments          (403,040)      (403,040)
                                                --------       --------

   Net cash used in investing activities        (403,040)      (403,040)
                                                --------       --------

   Cash Flows from Financing Activities
    Stock subscriptions received                 429,260        429,260
                                                --------       --------

   Net cash provided by financing activities     429,260        429,260
                                                --------       --------

   Net Change in Cash                             20,094         20,094
   Cash- beginning of year                             -              -
                                                --------       --------

   Cash - end of year                             20,094         20,094
                                                --------       --------

Supplemental Cash Flow Information
    Interest paid                                     --             --
    Income taxes paid                                 --             --



                   The accompanying notes are an integral part
                    of these unaudited financial statements.

UNLTD VENTURES INCORPORATED
(A Development Stage Enterprise)
Statement of Changes in Stockholders' Deficiency
From Inception (January 8, 2007) to March 31, 2008
(Amounts expressed in US Dollars)
(Unaudited-Prepared by Management)


                                  Number of    Common    Additional                      Total
                                   Common      Shares     Paid-in      Deficit       Shareholders'
                                   Shares      amount     Capital     Accumulated        Equity
                                  ---------    ------    ---------    -----------    --------------
                                      $           $           $            $

Balance as of January 8, 2007            --         --         --           --               --

Stock subscriptions received from
  directors/officers                     --         --        550           --              550

Stock subscriptions received from
Non- related investors                   --         --    428,710           --          428,710
Net loss for the period                  --         --         --       (6,461)          (6,461)
                                    -------    -------   --------     --------          -------

Balance as of
March 31, 2008                           --         --    429,260       (6,461)         422,799
                                    -------    -------   --------     --------          -------










                 The accompanying notes are an integral part of
                     these unaudited financial statements.

UNLTD VENTURES INCORPORATED
(A Development Stage Enterprise)
Notes to Financial Statements
March 31, 2008
(Amounts expressed in US Dollars)
(Unaudited-Prepared by management)


1.    BASIS OF PRESENTATION

       The financial statements include the accounts of Unltd Ventures Incorporated (the "Company"). The first period of the financial statements commenced January 8, 2007 and ended March 31, 2007. The Company did not do any transactions during this period.


2.     NATURE OF OPERATIONS AND GOING CONCERN

       The Company was incorporated under the laws of the state of Delaware, USA on January 8, 2007. The company is currently negotiating an agreement for exchange of common stock with ActiVein, an Israel based Company which is developing an elegant dual-action IV catheter that can enable both fluid infusion and blood withdrawal from the same vein.

       The company has not commenced operations. It has no source for operating revenue and expects to incur significant expenses before establishing operating revenue. The Company's future success, if it concludes the transaction with ActiVein, is dependent upon its ability to raise sufficient capital which will be required in the development and the marketability of the products to be manufactured by ActiVein.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


       The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America. Outlined below are the significant accounting policies:

       Basis of Presentation

       a) Cash and Cash Equivalents

       Cash consists of cash and cash equivalents, which are short-term, highly liquid investments with original terms to maturity of 90 days or less.

       b) Short-Term Investments

       Short-term investments include money market instruments and commercial paper carried at the lower of cost or market value.

UNLTD VENTURES INCORPORATED
(A Development Stage Enterprise)
Notes to Financial Statements
March 31, 2008
(Amounts expressed in US Dollars)
(Unaudited-Prepared by management)


4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

       c)  Income taxes

       The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

       d)  Revenue Recognition

       The Company's revenue recognition policies are expected to follow common practice in the manufacturing industry.


       e)     Stock Based Compensation

       All awards granted to employees and non-employees after June 30, 2005 will be valued at fair value in accordance with the provisions of SFAS 123 (R) by using the Black-Scholes option pricing model and recognized on a straight line basis over the service periods of each award. The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services". Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF No. 96-18.

       As of March 31, 2008, no awards are granted to employees and non-employees and accordingly, no amount has been charged as stock based compensation expense.

UNLTD VENTURES INCORPORATED
(A Development Stage Enterprise)
Notes to Financial Statements
March 31, 2008
(Amounts expressed in US Dollars)
(Unaudited-Prepared by management)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

       f)   Use of Estimates

       Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from such estimates.

       g)   Fair values

       The carrying amount of the Company's cash, short term investments approximates fair values because of the short term maturity of these instruments.

        h)  Foreign Currency

       The Company maintains its books, records and banking transactions in U.S. dollars which is its functional currency. As such, no translation adjustment is created.

       i)  Recent Pronouncements

       In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in enterprises' financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes". FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosures and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

       In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures" ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal

UNLTD VENTURES INCORPORATED
(A Development Stage Enterprise)
Notes to Financial Statements
March 31, 2008
(Amounts expressed in US Dollars)
(Unaudited-Prepared by management)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

       years beginning after November 15, 2007. The Company is currently reviewing the effect, if any, SFAS 157 will have on its financial position and operations.

       In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.

       This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement did not have a material effect on the Company's future reported financial position or results of operations.

       In February 2007, the FASB issued SFAS No. 159 ("SFAS 159") - the fair value option for financial assets and liabilities including in amendment of SFAS 115.

       This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity's first fiscal year that begins after November15, 2007, and interim periods within those fiscal years. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair value measurements. The Company is currently evaluating the impact of SFAS No. 159 on its financial statements.

UNLTD VENTURES INCORPORATED
(A Development Stage Enterprise)
Notes to Financial Statements
March 31, 2008
(Amounts expressed in US Dollars)
(Unaudited-Prepared by management)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

       In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108 (Topic 1N), "Quantifying Misstatements in Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 addresses how the effect of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires SEC registrants (i) to quantify misstatements using a combined approach which considers both the balance sheet and income statement approaches; (ii) to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors; and (iii) to adjust their financial statements if the new combined approach results in a conclusion that an error is material. SAB No. 108 addresses the mechanics of correcting misstatements that include effects from prior years. It indicates that the current year correction of a material error that includes prior year effects may result in the need to correct prior year financial statements even if the misstatement in the prior year or years is considered immaterial. Any prior year financial statements found to be materially misstated in years subsequent to the issuance of SAB No. 108 would be restated in accordance with SFAS No. 154, "Accounting Changes and Error Corrections." Because the combined approach represents a change in practice, the SEC staff will not require registrants that followed an acceptable approach in the past to restate prior years' historical financial statements. Rather, these registrants can report the cumulative effect of adopting the new approach as an adjustment to the current year's beginning balance of retained earnings. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The implementation of SAB No. 108 did not have a material impact on the Company's results of operations and financial condition.

       In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations". This Statement replaces SFAS No. 141, Business Combinations.

       This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement also establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) will apply prospectively to business combinations for

UNLTD VENTURES INCORPORATED
(A Development Stage Enterprise)
Notes to Financial Statements
March 31, 2008
(Amounts expressed in US Dollars)
(Unaudited-Prepared by management)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

       which the acquisition date is on or after Company's fiscal year beginning May 1, 2009. The Company is currently assessing the impact of FAS 141(R).

       In December 2007, the FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements". This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for the Company's fiscal year beginning May 1, 2009. The Company is currently assessing the impact of FAS 160.

       In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133" ("FAS 161"). FAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. The guidance in FAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company is currently assessing the impact of FAS 161.

       In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS 162"). SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. GAAP for nongovernmental entities. SFAS 162 is effective 60 days following the Securities and Exchange Commission's approval of the Public Company Accounting Oversight Board auditing amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles." The Company does not expect SFAS 162 to have a material effect on its consolidated financial statements.

UNLTD VENTURES INCORPORATED
(A Development Stage Enterprise)
Notes to Financial Statements
March 31, 2008
(Amounts expressed in US Dollars)
(Unaudited-Prepared by management)

4.     CAPITAL STOCK

       a)  Authorized

        50,000,000 Common shares, $0.0001 par value

       And

       1,000,000 Preferred shares, $0.0001 par value

       b)  Changes to Stockholders' Equity

          i) The Company received $250, being subscription for 2,500,000 common shares from a director of the Company at $0.0001 per share.

          ii) The Company received $250, being subscription for 2,500,000 common shares from a director of the Company at $0.0001 per share.

          iii) The Company received $50, being subscription for 500,000 common shares from an officer of the Company at $0.0001 per share.

          iv) The Company received $428,710, being subscription for 2,858,067 common shares from non-related Investors at $0.15 per share.

       c)     Purchase Warrants

       During the current year no warrants were issued.

5.     RELATED PARTY TRANSACTIONS

          i) The Company received $250, being subscription for 2,500,000 common shares from a director of the Company at $0.0001 per share.

          ii) The Company received $250, being subscription for 2,500,000 common shares from a director of the Company at $0.0001 per share.

          iii) The Company received $50, being subscription for 500,000 common shares from an officer of the Company at $0.0001 per share.

UNLTD VENTURES INCORPORATED
(A Development Stage Enterprise)
Notes to Financial Statements
March 31, 2008
(Amounts expressed in US Dollars)
(Unaudited-Prepared by management)

6.     INCOME TAXES

       The Company has certain non-capital losses of approximately $6,461 available, which can be applied against future taxable income and which expires by 2028.

       Reconciliation of statutory tax rate to the effective income tax rate is as follows:

       Federal statutory income tax rate                (34.0) %
       State income taxes, net of tax benefit            (3.5) %
                                                         -------
       Deferred tax asset valuation allowance           (37.5) %
                                                        --------
       Effective rate                                    (0.0) %

       Deferred tax asset components as of March 31, 2008 are as follows:

       Operating losses available to offset future income-taxes $6,461 Valuation Allowance $(6,461) Net deferred tax assets -

        As the company is in the development stage, it has provided a 100 per cent valuation allowance on the net deferred tax asset as of March 31, 2008.

7.     COMMITMENTS

       The Company is committed to issue 750,000 common shares as finder's fee after the conclusion of the agreement with ActiVein.

                                    EXHIBIT J
                     Trademarks, Trade Names and Copyrights


      None

                                    EXHIBIT K
                               Material Contracts


      None

                                    EXHIBIT L
                               Insurance Policies


      None

                                    EXHIBIT M
                                   Litigation



      None

                                    EXHIBIT N
                             Shareholders' Agreement

                             SHAREHOLDERS AGREEMENT


     THIS SHAREHOLDERS AGREEMENT (the "Agreement") is made and entered into as of ______, 2008, among UNLTD Ventures Incorporated (the "Company"), Sheldon Kales, Dr. Tally Bodenstein, and Boaz Dor,; and the following shareholders of ActiVein Ltd.: Xenia Venture Capital Ltd. ("Xenia"), Mr. Ilan Shalev, Dr. Yoav
Paz, Mr. Adi Plaschkes (collectively the ----- ActiVein Shareholders); (collectively the ActiVein Shareholders); (each individually a "Party" and together the "Parties").

                                   WITNESSETH:

     WHEREAS, the Parties are party to the Share Exchange Agreement to which this Agreement is attached; and

     WHEREAS, the shareholders of the Company desire to set forth certain matters regarding the Shares herein.

     NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereby agree as follows:

SECTION 1.    DEFINITIONS AND RELATED MATTERS

    1.1  Definitions.

     When used in this Agreement, the following terms shall have the respective meanings set forth below:

     "Acquisition Notice" is defined in Section 3.8.

     "Articles of Incorporation" shall mean the Company's Articles of Incorporation or By-Laws, as amended from time to time.

     "Board" or "Board of Directors" means the board of directors of the Company.

     "Buyer" is defined in Section 3.3.

     "Co-Sale Offer" is defined in Section 4.2.1.

     "Founders" mean the founders of Activein Ltd. namely Adi Plasckes, Ilan Shalev and Yoav Paz.

     "IPO" means the date the Company's shares may be publicly traded on the OTC Bulletin Board, the NASD, or any national stock exchange based in the United States.

     "New Securities" is defined in Section 2.1."Notice of Sale" is defined in
     Section 3.1.

     "Notice Period" is defined in Section 3.3

     "Offer" is defined in Section 4.1.

     "Offerees" shall have the meaning set forth in Section 3.1.

     "Offered Shares" shall have the meaning set forth in Section 3.1.

     "Other Shareholders" is defined in Section 4.2.1.

     "Other Shareholders Co-Sale Pro Rata Percentage" is defined in Section
4.2.1.

     "Permitted Transfer" is defined in Section 3.12.

     "Permitted Transferee" is defined in Section 3.12.

     "Remaining Buyers" is defined in Section 3.7.

     "Response Notice" is defined in Section 3.3.

     "Seller" is defined in Section 4.2.1.

     "Selling Shareholder" is defined in Section 3.1.

     "Shares" means the shares of the Company.

     "Shareholder(s)" means Sheldon Kales, Dr. Tally Bodenstein, Boaz Dor and the ActiVein Shareholders.

     "Share Exchange Agreement" means the Share Exchange Agreement to which this Agreement is attached as a Schedule.

     "Third Party" is defined in Section 3.1.

     "Transfer" is defined in Section 3.1.

     1.2.1  Related Definitional Matters.

         1.2.1. All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Share Exchange Agreement.

         1.2.2. In case of the identical terms defined otherwise in this Agreement and the Share Exchange Agreement, the definition as appearing in this Agreement shall prevail for purposes of this Agreement.

         1.2.3. All references herein to Dollars or $ are references to United States dollars.

SECTION 2.    PREEMPTIVE RIGHTS

     2.1 Until an IPO, and except to the extent the right to receive such offer has been waived in writing (before or after the effective date hereof) by a Shareholder who would otherwise be entitled thereto, any New Securities to be allotted by the Company shall first be offered by the Board of Directors by written notice of offer to the registered Shareholders holding at least 3% of the issued and outstanding share capital of the Company on an issued and outstanding basis. "New Securities" shall mean any share capital of the Company, whether or not now authorized, and rights, options or warrants to purchase share capital, and securities of any type whatsoever that are, or may become, convertible into share capital.

     New Securities shall not include: (i) securities issued to employees, directors, or consultants of the Company pursuant to any stock option plan or stock plan or stock purchase or stock bonus arrangement approved by the Board of Directors or as otherwise approved by the Board of Directors; (ii) securities issued for consideration which does not consist of cash or which does not consist entirely of cash, including without limitation real estate (including ownership, leasing or any other rights thereto), patents or technology or other know-how (including ownership, licensing or any other rights thereto), research and/or development services or activities, distribution or manufacture of the Company's products or services, any other services or activities, or joint ventures; (iii) shares of the Company issuable upon exercise of options or warrants issued in full compliance with the provisions of this Section 2; (iv) securities offered to the public; (v) securities issued pursuant to the acquisition (including if applicable acquisition of shares) by the Company of another corporation or business entity (or their business unit or division) or purchase or acquisition by the Company of all or substantially all the assets of another corporation or business entity (or their business unit or division) or merger of any corporation or business entity with or into the Company;
     (vi) securities issued pursuant to stock split, recapitalization, reclassification or payment of any dividend, bonus shares, or distribution with respect to the Company's issued and outstanding share capital, or any similar event of the Company; or (vii) any commission paid pursuant to
     Section 2.5 below.

     2.2 As aforesaid, in the event the Company shall undertake an issuance of New Securities, it shall give the registered Shareholders holding at least 3% of the issued and outstanding share capital of the Company on an issued and outstanding basis written notice thereof. Such notice shall state the terms of the proposed allotment, and offer each such Shareholder to purchase such number of such New Securities as is necessary for such Shareholder to retain the proportion of his respective holdings. Each such Shareholder may accept such offer, as to all or any part of the shares so offered to him, by giving the Company written notice of acceptance within thirty (30) days after being served with such notice of offer together with the amount of consideration for the number of New Securities offered to him and accepted thereby. Any Shareholder who fails to respond within such period or to pay the above specified consideration shall be deemed to have refused that offered part of the New Securities and to have waived any and all rights in connection with this
     Section 2. The closing of any sale pursuant to this Section 2.2 shall occur within the later of one hundred and twenty (120) days of the date the first written notice to the Shareholders under Section 2.2 and the date of initial sale of New Securities pursuant to Section 2.3.

     2.3 Any such offered New Securities that are not accepted by Shareholders as aforesaid shall be under the control of the Board of Directors and may be subsequently allotted without regard to this Section 2, except to the extent that said offered New Securities may not be allotted at a price and upon terms more favorable to the purchaser than that offered pursuant to
     Section 2.2. In the event the New Securities are not acquired under this
     Section 2.3 prior to the expiration of one-hundred and twenty (120) days from the first written notice to the Shareholders under Section 2.2, they may not be issued except by compliance again with the provisions of this
     Section 2.

     2.4 For the purposes of any offer under this Section 2, the respective holdings of any Shareholder shall mean the respective proportions of the aggregate number of shares held by such Shareholder out of the total issued and outstanding share capital of the Company as determined prior to the offer made pursuant to Section 2.1.

     2.5 The Company may pay a commission or brokerage fee to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company, or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company, provided such commission or brokerage fee does not exceed 10% of the price at which the shares, in respect of which the commission is paid, are issued. Such commission or brokerage fee may be paid in cash or in fully or partly paid shares of the Company or in options for the purchase of such shares, or in a combination of such methods.

SECTION 3.    RIGHT OF FIRST REFUSAL

     3.1 Except for Transfers to Permitted Transferees (as such terms are defined below), in the event that, at any time prior to the consummation of an IPO, any Shareholder desires to assign, transfer, pledge, hypothecate or otherwise dispose of (each a "Transfer") any or all of such Shareholder's shares in the Company (or any securities convertible into or exercisable for any shares of the Company, or any agreement or commitment to issue any of the foregoing)(the "Offered Shares") pursuant to the terms of a bona fide firm offer received from any person or entity ("Third Party"), then such Shareholder must first offer the Offered Shares to the other Shareholders (the "Offerees"), on terms and conditions no less favorable than those proposed by the Third Party, by a written notice (the "Notice of

     Sale") to the Company, and the Company shall promptly give a copy of the Notice of Sale to the Offerees. For the purposes of this Section 3, the holder of shares wishing to Transfer shares of the Company shall be referred to as the "Selling Shareholder".

     3.2 The Notice of Sale shall include the number of Offered Shares, whether the Offered Shares will, upon the sale, be free of all liens charges and encumbrances, affirmation that a bona fide firm offer has been received from the Third Party, the identity of the Third Party, any representations, warranties, covenants and indemnities offered by the Selling Shareholder(s) and the price and terms of payment for the Offered Shares.

     3.3 Each Offeree shall be entitled to purchase the Offered Shares, in whole or in part, at the price and under the conditions stated in the Notice of Sale, within fourteen (14) days of its receipt (the "Notice Period"), by giving written notice of intention to do so to the Selling Shareholder, with copies to the Company (the "Response Notice") (each Shareholder who has submitted a Response Notice, a "Buyer").

     The Response Notice shall, when taken in conjunction with the offer as contained within the Notice of Sale, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares.

     3.4 If the Response Notice has not been given by an Offeree within fourteen
     (14) days as set forth in Section 3.3 above, then such Offeree shall be deemed to have waived his right of first refusal pursuant to this Section 3.

     3.5 Notwithstanding anything to the contrary herein, in the event that by the end of the Notice Period, no Response Notices have been received by the Selling Shareholder or the Selling Shareholder has received Response Notices with respect to a total number of shares less than the number of the Offered Shares, the Selling Shareholder shall have the option to either
     (i) sell all of the Offered Shares to the Third Party at a price not less than and upon terms not more favorable to the Third Party than those provided for in the Notice of Sale, provided that the sale be consummated within forty five (45) days from the expiration of the Notice Period, or
     (ii) unless otherwise agreed with the Third Party who demands the right to purchase all of the Offered Shares, sell to the Buyers such quantity of the Offered Shares as specified in their Response Notices, and sell the remaining Offered Shares to the Third Party, at a price not less than and upon terms not more favorable to the Buyers and to the Third Party than those provided for in the Notice of Sale, provided that the sale be consummated within forty five (45) days from the expiration of the Notice Period. Any Offered Shares not Transferred within such forty five (45) day period shall be subject to the requirements of first refusal pursuant to this Section 3.

     3.6 If Response Notices shall have been received for a total number of shares equal to the number of Offered Shares, every Buyer shall buy the number of shares as mentioned in the Response Notice as submitted.

     3.7 If Response Notices shall have been received for a total number of shares greater than the number of Offered Shares, the Buyers may acquire shares in a quantity proportionate to the share capital of the Company held


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

     by them at that time (based on the ratio of the share capital of the Company held by each of them at that time relative to the total share capital of the Company, on an as converted basis). However, no Buyer shall be required to buy a greater number of shares than the number provided for in the Response Notice submitted by him. Any Offered Shares remaining shall be allocated among those Buyers who have not received all the shares indicated by them in their Response Notice (the "Remaining Buyers") based on the ratio of the share capital of the Company held by each of them at that time relative to the total share capital of the Company held by the Remaining Buyers, on an as converted basis. However, no Remaining Buyer shall be required to buy a greater total number of shares than the number provided for in the Response Notice submitted by him. This procedure shall be repeated until all of the Offered Shares have been allocated.

     3.8 In every one of the events referred to in Sections 3.5, 3.6 and 3.7, the Selling Shareholder shall send within seven (7) days after the last date for submission of Response Notices to each of the Buyers, a notice (accompanied by copies of all Response Notices received by the Selling Shareholders, and if actually received, any notices of non-acceptance of the offer pursuant to the Notice of Sale) that shall mention the number of shares that shall be acquired by each Buyer (hereinafter the "Acquisition Notice").

     3.9 After receipt of the Acquisition Notice each Buyer shall purchase from the Selling Shareholder, and the Selling Shareholder shall sell and Transfer to such Buyer the number of shares referred to in such notice according to the terms of the Notice of Sale. Upon Transfer to the Buyer such shares must be free and clear of any liens or encumbrances unless otherwise specified in the Notice of Sale. The Selling Shareholder and such Buyer shall each have all the remedies for breach of contract available under any applicable laws in connection with the transaction set forth in this Section 3.

     3.10 In the event that as a result of the provisions of this Section 3, the Selling Shareholder would be required to Transfer a fraction of a share, such number of shares shall be rounded to the nearest whole number (with 1/2 being rounded down). In the event that there shall be Offered Shares that cannot be allocated pursuant to this Section 3.10, such Offered Shares shall be allocated as the Board of Directors shall see fit.

     3.11 Nothing in this Section 3 shall have any effect upon the requirement of the consent of the Board of Directors to the Transfer of any shares or upon its authority to refuse to consent to the Transfer.

     3.12 Notwithstanding the above, a Shareholder may Transfer any of his shares to a Permitted Transferee. For the purposes of this Section 3, "Permitted Transferee" or a "Permitted Transfer" shall mean: (i) any Shareholder's spouse, ancestors or descendants, or to trusts for the benefit of such persons; (ii) any person or entity which controls, is controlled by or is under common control with such Shareholder (for the purposes hereof, the term "control" shall mean the power to appoint a majority of the Board of Directors of such entity, or ownership of more than 90% of both the equity securities (or similar interests) and the voting rights in the entity; (iii) from a Permitted Transferee back to the given transferring Shareholder; (iv) in the case of a corporate Shareholder, (a) any successor of such Shareholder by merger or (b) any person, firm or corporation to which at the same time, substantially all the business and assets of such Shareholder are being sold; or (c) any secondary venture capital fund; or (v) in the case of joint holders of a share, each such joint holder as regards any other joint holder's rights in such share.

     provided, however, in all cases such Permitted Transferee is required to agree in writing to be bound by the obligations of the transferor under all agreements involving the Company; and

     Following a Permitted Transfer to a Permitted Transferee, such Permitted Transferee shall have the right be considered a Shareholder for any and all purposes, including for the purpose of the Transfer of its shares to its Permitted Transferee.

SECTION 4.    DISPOSITIONS OF SECURITIES

      4.1Drag-Along Rights. In the event that prior to an IPO any person or entity unrelated or unaffiliated to any Shareholder (a "Third Party") makes an offer to purchase in a bona fide arm's length transaction more than 90% of (i) the issued and outstanding share capital of the Company; or (ii) the assets of the Company (the "Offer"), and the holders at least 90% of the issued and outstanding share capital of the Company on an issued and outstanding basis, indicate, in writing, their acceptance of such Offer and such Offer is conditioned upon the sale of all remaining shares of the Company to such Third Party, then, the remaining Shareholders shall be obligated to sell or exchange their shares under identical terms as concluded in any such acquisition. Such remaining Shareholders shall be deemed to have given an irrevocable proxy to a person to be appointed by the Board of Directors to vote for the acceptance of the Offer and at the closing of such Offer all of the Shareholders shall sell all of their shares to the Third Party making such Offer on the same terms and conditions as contained in the Offer. In the event that a Shareholder fails to surrender its share certificate in connection with the consummation of an Offer, such certificate shall be deemed cancelled and the Company shall be authorized to issue a new certificate in the name of the Third Party and the Board shall be authorized to establish an escrow account into which the consideration for such cancelled shares shall be deposited and to appoint a trustee to administer such account. Proceeds received from a Third Party pursuant to this Section 4.1 shall be distributed in accordance with the rights of the shares pursuant to the Articles of Incorporation.

      4.2T   ag-Along Rights. Prior to an IPO of the Company, if a Shareholder
      or group of Shareholders that holds more than 25% of the issued and outstanding share capital of the Company on an issued and outstanding basis reaches an agreement to sell all or a portion of its Shares in a single transaction or series of related transactions, each other holder of


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

      Shares shall have the right to sell a pro rata share of their Shares in such transaction at the same price and on the same terms as the selling Shareholder. If a Shareholder or a group of Shareholders for which the provisions of this Section are applicable (in this Section, the "Seller") desires to Transfer any Shares held by it in the Company pursuant to the terms of a bona fide offer received from any party (in this Section, the "Buyer") or otherwise, such Seller shall promptly give the other Shareholders (the "Other Shareholders") written notice thereof, which fully describes the proposed Transfer (the "Co-Sale Offer") and the Other Shareholders or any one of them shall have the right to require, within 14 days of receipt of the Co-Sale Offer, as a condition to such Transfer described therein, that the Buyer shall purchase from such Other Shareholders at the same price per share and on the same terms and conditions as involved in such Transfer by the Seller, that percentage of the Shares proposed to be acquired by the Buyer (in this Section, the "Transaction Shares") expressed by a fraction, the numerator of which is the number of Shares then held by the Other Shareholders who exercise their right hereunder and the denominator of which is the sum of (i) the aggregate number of Shares and (ii) the aggregate number of Shares then held by the Seller, all multiplied by 100 (such percentage shall be referred to as the "Other Shareholders Co-Sale Pro Rata Percentage").

         4.2.1 In the event that one or more of the Other Shareholders shall elect to participate in such Transfer, each such Other Shareholders shall communicate in writing such election to the Seller within the aforesaid period of time, and, if the Transfer to the Buyer is consummated, such Other Shareholder shall be entitled to Transfer to the Buyer as part thereof, and no Transfer of any Shares by the Seller shall be completed unless simultaneously with such Transfer the Buyer purchases, the Other Shareholders Co-Sale Pro Rata Percentage of the Transaction Shares (and if more than one Other Shareholders so notified the Seller, such Co-Sale Pro Rata Percentage shall be allocated among them pro rata to their relative holdings in the Company), at the same price per share and on the same terms and conditions as set forth in the Co-Sale Offer. If any Other Shareholder did not respond to a Co-Sale Offer within the aforesaid time period, it shall be deemed to be refusing to participate in such Transfer.

         4.2.2 If none of the Other Shareholders elected to participate in such Transfer, or if some of them did elect to so participate, then the Seller shall be entitled to sell or transfer all, or the appropriate pro rata portion (together with the participating Other Shareholders' shares), as applicable, of the Transaction Shares to the Buyer at any time within 90 days thereafter. Any such Transfer shall be at not less favorable terms and conditions to the Seller than those specified in the Co-Sale Offer. Any Shares not sold within such 90-day period shall continue to be subject to the requirements of this Section 4.

         4.2.3 The rights of co-sale under this Section 4 shall not apply to a Transfer exempt from a right of first refusal under Section 3.

SECTION 5.    AFFAIRS OF THE COMPANY

     5.1 Administration of the Company.

          5.1.1 Following the acquisition of Activein Ltd. the Board shall consist of Mr. Boaz Dor, Ms. Anat Segal, Mr. Eitan Kyiet, Mr. Ilan Shalev and Mr. Avi Lior. In the event Boaz Dor resigns as a director, Mr. Dor can designate his replacement on the Board of Directors. Xenia has the right to remove Anat Segal, and/or Avi Lior as directors and to designate the replacement on the Board of Directors of any director so removed. The Founders have the right to remove Eitan Kyiet, and/or


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

          Ilan Shalev as directors and to designate the replacement on the Board of Directors of any director so removed.

         In all cases the right to appoint a director shall include the right to remove and replace such director. Appointments, removals and replacements shall be effected by furnishing written notification to the Company, signed by the Shareholder with the right to appoint the director. Any notice regarding the appointment, removal or replacement of a director shall be delivered to the Company in writing, and shall become effective on the date fixed in such notice, or upon the delivery thereof to the Company, whichever is later.

         5.1.2 The presence of a majority of the directors shall constitute a quorum for meetings of the board.

         5.1.3 Any one director or Shareholders holding more than 10% of the voting power in the Company may call a meeting of the Board of directors of the Company, and the chairman of the Board shall call such a meeting upon such request. The Company shall ensure that there shall be at least 4 Board meetings per year.

      5.2Matters Requiring Security Holder Approval.

          5.2.1 Veto Rights. Until an IPO, any action or resolution of the Company's general meeting, or of the Board, regarding any of the following actions whether concerning the Company itself, or its Subsidiary Activein Ltd., shall require the consent of two thirds of the Company's directors in a Board meeting or the approval of Xenia:

               5.2.1.1 an amendment to the Articles of Incorporation;

               5.2.1.2 the entry into any new line of business or new business activity;

               5.2.1.3 a merger, consolidation or acquisition, or the sale, lease or other disposal of all or substantially all of the Company's assets or those of Activein Ltd.;

               5.2.1.4 a transactions with any officer, director, or any other party related, directly or indirectly;

               5.2.1.5 the declaration and payment of any dividends or other distributions;

               5.2.1.6 the liquidation, dissolution or winding-up of the Company or of Activein Ltd.;

               5.2.1.7 the constitution of any committee of the Board of Directors;


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

               5.2.1.8 the sale, license, contribution or disposition of the Company's core intellectual property or that of Activein Ltd.; or

               5.2.1.9 a change of domicile of Activein Ltd., whose domicile and base of operations shall remain in Israel.

               5.2.10 any change to the composition of the Board of Directors of Activein Ltd.

SECTION 6.    DISTRIBUTION & USE OF FUNDS

     The distribution of funds following the closing of the Exchange Agreement to which this Agreement is attached (the "Closing") will be as follows:

     6.1 Upon Closing the Company will transfer to its subsidiary, Activein Ltd., US$250,000. These funds will be used by Activein Ltd. for research and development;

     6.2 The remaining funds of the Company - amounting to at least US$167,000 shall be used as follows:

          6.2.1 For a one year period following the Closing - US$6,500 per month paid to Mr. Sheldon Kales for investor relations and investment banking services;

          6.2.2 For a one year period following the Closing - US$1,500 per month paid to Mr. Boaz Dor for investor relations and investment banking services.

          6.2.3 To pay all costs related to the generation of financial reports for both the Company and Activein Ltd. in US GAAP format.

     6.3 The remainder shall be used for legal, accounting and other expenses associated with an initial public offering of the Company.

SECTION 7.     AFFIRMATIVE COVENANTS & DECLARATIONS

     7.1 Following the Closing, the current shareholders of the Company will take all necessary steps to promptly file a registration statement with the Securities and Exchange Commission to offer to the public 5,000,000 shares of its common stock at an offering price of $0.20 per share. From the proceeds of the public offering the Company will use $125,000 for investor relations services. The $125,000 will be used according to instructions which will be received from time to time from Mr. Sheldon Kales and shall be pursuant to a plan agreed upon by the Board of Directors of the Company.

     7.2 The Company will not issue any options, warrants or similar securities to any of its officers, directors or persons performing similar functions until 60 days after the common stock of the Company begins trading. After this 60-day period, and during the two-year period ending on the date which


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

     is two years after the Company's stock begins to trade, the Company may issue options, warrants or similar securities to its officers, directors and persons performing similar functions provided that the number of shares issuable upon the exercise of such securities does not exceed 2,500,000 shares.

      7.3If the execution of this Agreement and the Share Exchange Agreement which shall be signed between the Company and Activein Ltd. and various other parties does not take place by ________ 2008, this Shareholders Agreement will terminate, and any of the $250,000 not spent by Activein Ltd. will be promptly returned to the Company, together with an accounting of all funds which Activein Ltd. has spent.

      7.4 Each current shareholder of Activein Ltd. hereby declares that it has waived its rights of first refusal it may have under the Articles of Association of Activein Ltd.

      7.5 Xenia Venture Capital Ltd. hereby waives any rights of deemed liquidation it may have under the Articles of Association of Activein Ltd.

     7.6 Each current shareholder of Activein Ltd. holding preferred shares of Activein Ltd. has waived their rights in respect of the transaction specified in that certain Exchange Agreement between the Company and Activein Ltd. regarding any "Special Issues" or any other rights granted to the preferred shareholders of Activein Ltd. under its Articles of Association.

      7.7 In the event that any representations or warranties are required from the directors of the Company in connection with a listing of its shares on any public exchange, the directors appointed by the former shareholders of Activein Ltd. shall provide representations or warranties solely and exclusively in connection with the technology of Activein Ltd. No other representations or warranties of any nature whatsoever shall be provided by such directors, or by their appointing shareholders. All other representations and warranties shall be provided solely and exclusively by Mr. Boaz Dor.

SECTION 8.     REGISTRATION RIGHTS

      Registration rights in the Company shall be as set out in Appendix A hereto.

SECTION 9.  MISCELLANEOUS

     9.1 Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given for all purposes the earlier of (a) when received or seven (7) calendar days after it is mailed by prepaid registered mail; (b) the next calendar day after the day of transmittal thereof by facsimile; or (c) upon the manual delivery thereof, to the respective addressee or fax numbers set forth in above or to such other address of which notice as aforesaid is actually received.

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

     9.2 Benefit of Agreement; Assignments and Participations. Subject to the next sentence, and except as otherwise expressly provided herein, all covenants, agreements and other provisions contained in this Agreement by or on behalf of any of the parties hereto shall bind, inure to the benefit of and be enforceable by their respective successors. No party may assign or transfer any of its rights or obligations (other than transfers required under law) without the prior written consent of the other parties, except a transfer in accordance with the terms of this Agreement which shall not require such consent.

     9.3 No Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder and no course of dealing between the Company and any other party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are exclusive of any rights or remedies that the parties would otherwise have.

     9.4 Amendments, Waivers and Consents. This Agreement may be only be amended, with the written consent of the Parties hereto.

     9.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, enforceable against the party actually executing such counterpart, but all of which shall constitute one and the same instrument. For the purposes of the Closing, signatures transmitted via telecopy (or other facsimile device) will be accepted as original signatures if the sender on the same day, but not later than within seven calendar days, sends a manually executed signature page by a recognized overnight delivery service (charges prepaid).

     9.6 Expenses. Each Party shall pay its own costs and expenses (including attorneys' and accountants' fees and disbursements) incurred by such Party in connection with the Transactions, otherwise related thereto.

     9.7 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     9.8 Governing Law; Submission to Jurisdiction; Venue. This Agreement shall be governed by the laws of the State of Israel. The parties hereto hereby submit to the exclusive jurisdiction of the courts of Tel-Aviv-Jaffa.

     9.9 Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable to the extent of such illegality, invalidity or unenforceability and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     9.10 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each


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

     other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.

     9.11 Should there be any material breach of the terms of Section 5, 6.1, 6.2, 6.3, 7.1, or 7.2 of this Agreement, through no fault of Sheldon Kales or Boaz Dor respecting Sections 6.1, 6.2, 6.3, 7.1, or 7.2 and upon the demand of Sheldon Kales or Boaz Do; or through no fault of Xenia respecting
     Section 7.1, and upon the demand of Xenia; all shares issued to the ActiVein Shareholders at the Closing will be returned to the Company and cancelled and , all officers and directors of the Company, with the exception of Boaz Dor will resign as officers and directors of the Company, and all shares of ActiVein held by the Company will be returned to their previous holders.

     9.12 Termination. Except as provided herein, this Agreement shall immediately and automatically terminate, without any further action by any party, upon any of the following: (a) the dissolution, bankruptcy, receivership or insolvency of the Company; (b) as to any Shareholder when such holder shall no longer hold any Shares; or (c) upon the closing of an IPO.

     9.13 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements, understandings and the letters of intent between the parties. For the avoidance of doubt, all parties hereto acknowledge and declare that this Shareholders Agreement and the Registration Rights attached hereto as Appendix A, replace in there entirety any other Shareholders Agreements and/or Registration Rights Agreements previously agreed upon amongst any of the Parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day, month and year first above written.


                                          --------------------------------
                                          Sheldon Kales


                                          --------------------------------
                                          Dr. Tally Bodenstein


                                          --------------------------------
                                          Boaz Dor



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

                                          XENIA VENTURE CAPITAL LTD.


                                    By:   /s/ Anat Segal
                                          -------------------------------
                                          Name:  Anat Segal
                                          Title:    Chief Executive Officer


                                          --------------------------------
                                          Ilan Shalev


                                          --------------------------------
                                          Dr. Yoav Paz


                                          --------------------------------
                                          Adi Plaschkes



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


                   APPENDIX A - REGISTRATION RIGHTS AGREEMENT

The following provisions govern the registration of the Company's securities:

1. Definitions. As used herein, the following terms have the following meanings:

      "Holder" means any Shareholder and shareholders who are party to the Shareholders Agreement to which this Appendix A is attached.

      "Form S-1" means Form S-1 under the Exchange Act, available to the Company, as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

      "Initiating Holders" means Holders of an aggregate of at least 15% of the Registrable Shares.

      "Register," "registered" and "registration" refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement, or the equivalent actions under the laws of another jurisdiction.

      "Registrable Shares" means all shares now or hereafter issued by the Company prior to its initial public offering; provided, however, that any shares (i) sold by a person to the public either pursuant to a registration statement or Rule 144; or (ii) sold in a private transaction in which the transferor's rights under this Section 3 are not assigned; or
      (iii) that could be distributed by the holder thereof (in accordance with applicable law) within three (3) months under Rule 144, shall not be deemed to be Registrable Shares.

      "Securities Exchange" shall mean the NYSE, the Nasdaq Global Market, the AMEX, the LSE, the AIM, or the OTC Bulletin Board.

      All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Shareholders Agreement to which this Agreement is attached.

2. Incidental Registration. If the Company at any time proposes to register any of its securities, other than (i) registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or an acquisition, merger or consolidation or (ii) in a registration under Section 3 or
     Section 4 of this Agreement, it shall give notice to the Holders of such intention. Upon the written request of any Holder given within twenty (20) days after receipt of any such notice, the Company shall include in such registration all of the Registrable Shares indicated in such a request by a Holder, so as to permit the disposition of the shares so registered. Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares that may be included in the registration shall be allocated, first to the Company, and second: (a) up to 60% of the balance, to the Initiating


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

     Holders on a pro rata basis based on the total number of Registrable Shares held by such Initiating Holders; and (b) up to 40% of the balance, to the remaining Holders, on a pro rata basis based on the total number of Registrable Shares held by such Holders. The Company shall have the right to terminate or withdraw any registration initiated by it under this
     Section 2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

3. Demand Registration. At any time after six months following the closing of the initial public offering (the "IPO") and until the fifth anniversary thereafter, the Initiating Holders may request in writing that all or part of the Registrable Shares shall be registered for trading on the Securities Exchange on which such Registrable Shares are listed. Within thirty (30) days after receipt of any such request, the Company shall give written notice of such request to the other Holders and shall include in such registration all Registrable Shares held by all such Holders who wish to participate in such demand registration and provide the Company with written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice. Thereupon, the Company shall use its best efforts to effect the registration of all Registrable Shares as to which it has received requests for registration for trading on the Securities Exchange specified in the request for registration; provided, however, that the Company shall not be required to effect any registration under this
     Section 3: (i) within a period of one hundred and eighty (180) days following the effective date of a previous registration; or (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Shares and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than US$20 million; or (iii) if the Initiating Holders propose to dispose of Registrable Shares that may be immediately registered on Form S-1 pursuant to a request made pursuant to Section 4 below; or (iv) during the period sixty (60) days prior to the Company's estimated date of filing of any registration statement pertaining to the securities of the Company, provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing of such registration statement is made in good faith. Notwithstanding any other provision of this Section 3, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares that may be included in the registration shall be allocated, first, to the Initiating Holders on a pro rata basis based on the total number of Registrable Shares held by such Initiating Holders; and second, to the remaining Holders, on a pro rata basis based on the total number of Registrable Shares held by such Holders. If the Company shall furnish to the Holders a certificate signed by the chairman of the Board (the "Chairman") stating that in the good faith judgment of the Board it would be materially detrimental to the Company or its shareholders for such registration statement to be effected at such time, the Company shall have the right to defer the filing of such registration statement for a period of not more than one hundred twenty
     (120) days after  receipt of the request of the Holders  under this Section

     3; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan) to be initiated after a registration requested pursuant to Section 3 and to become effective less than ninety (90) days after the effective date of any registration requested pursuant to Section 3. The Company shall not be required to effect more than two (2) registrations under this Section 3.

4. Form S-1 Registration. In case the Company shall receive from any one Holder or Holders a written request or requests that the Company effect a registration on Form S-1, and any related qualification or compliance, with respect to Registrable Shares the Company shall within thirty (30) days after receipt of any such request give written notice of the proposed registration, and any related qualification or compliance, to all other Holders, and include in such registration all Registrable Shares held by all such Holders who wish to participate in such registration and provide the Company with written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice. Thereupon, the Company shall use its best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Shares as are specified in such requests, together with all or such portion of the Registrable Shares of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 4:
     (i) if Form S-1 is not available for such offering by the Holders; or (ii) if the Company shall furnish to the Holders a certificate signed by the Chairman stating that in the good faith judgment of the Board it would be materially detrimental to the Company or its shareholders for such Form S-1 registration statement to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-1 registration statement for a period of not more than one hundred twenty
     (120) days after receipt of the request of the Holders under this Section 4; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; or (iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form F-3 for the Holders pursuant to this Section 4; or (iv) during the period sixty (60) days prior to the Company's estimated date of filing of any registration statement pertaining to the securities of the Company, provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing of such registration statement is made in good faith. Notwithstanding any other provision of this Section 4, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares that may be included in the registration shall be allocated as follows: (a) up to 75% of the shares, to the Initiating Holders, on a pro rata basis based on the total number of Registrable Shares held by such Initiating Holders, and (b) up to 25% of the shares, to the remaining Holders, on a pro rata basis based on the total number of Registrable Shares held by such Holders.

5. Designation of Underwriter. In the case of any registration, the Company shall have the right to designate the managing and other underwriters in any underwritten offering; provided that such designation shall be approved by the Initiating Holders, such approval not to be unreasonably withheld.

6. Expenses. All expenses incurred in connection with any registration under Sections 2, 3 and/or 4 shall be borne by the Company; provided, however, that each of the Holders participating in such registration shall pay its pro rata portion of discounts or commissions payable to any underwriter and that the Company shall not be required to bear the expenses and other out-of-pocket costs of more than one counsel representing, and acting on behalf of, the Initiating Holders in connection with each registration under Section 2, 3 or 4. The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Sections 3 or 4, the request of which has been subsequently withdrawn by the Initiating Holders or the Holders, as applicable. If the Holders are required to pay the registration expenses, such expenses shall be borne by the holders of securities (including Registrable Shares) requesting such registration in proportion to the number of shares for which registration was requested.

7. Indemnities. In the event of any registered offering of shares of the Company pursuant to this Appendix A:

      7.1 The Company will indemnify and hold harmless, to the fullest extent permitted by law, any Holder and any underwriter for such Holder, and each person, if any, who controls the Holder or such underwriter, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company's consent) to which the Holder or any such underwriter or controlling person may become subject under Applicable Law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact made by the Company itself contained in the registration statement or included in the prospectus, as amended or supplemented by the Company itself, or
              (ii) the omission of by the Company itself or alleged omission of the Company itself to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading, and the Company will reimburse the Holder, such underwriter and each such controlling person of the Holder or the underwriter, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that (i) such violation was made in a preliminary prospectus and was corrected in a subsequent prospectus that was required by law to be delivered to the person making the claim with respect to which indemnification is sought hereunder, and such subsequent prospectus was made available by the Company to permit delivery of such prospectus in a timely manner, and such subsequent prospectus was so delivered to such person (ii) any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by a Holder, such underwriter or such controlling persons in writing specifically for use in connection with such registration; provided further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided further, that the indemnity agreement contained in this subsection 7.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the selling Shareholder, the underwriter or any controlling person of the selling Shareholder or the underwriter, and regardless of any sale in connection with such offering by the selling Shareholder. Such indemnity shall survive the transfer of securities by a selling Shareholder for a period of five years, provided further, that the indemnity agreement contained in this subsection 7.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. In no event shall the liability of the Holder exceed the amount received by such Holder in such sale.

      7.2 Each Holder participating in a registration hereunder will indemnify and hold harmless, to the fullest extent permitted by law, the Company, its officers and directors, each other Holder participating in such registration and their partners, shareholders, directors or officers, any underwriter for the Company, or for any such other Holder, and each person, if any, who controls the Company or such underwriter or such other Holder, from and against any and all losses, damages, claims, liabilities, joint or several, costs or expenses (including any amounts paid in any settlement effected with the selling Shareholder's consent) to which the Company or any such controlling person and/or any such underwriter and/or such other Holder may become subject under Applicable Law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and each such Holder will reimburse the Company, its officers and directors and each other Holder participating in such registration and their partners, shareholders, directors or officers, any underwriter and each such controlling person of the Company or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in conformity with written information furnished by such Holder specifically for use in connection with such registration. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the final prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company and (ii) any underwriter, if a copy of the final prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided further, that the indemnity agreement contained in this subsection 7.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the indemnifying Holders, which consent shall not be unreasonably withheld. In no event shall the liability of a Holder exceed the net proceeds from the offering received by such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, the underwriter or any controlling person of the Company or the underwriter.

      7.3 Promptly after receipt by an indemnified party pursuant to the provisions of subsections 7.1 or 7.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said subsection 7.1 or 7.2, promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said subsections 7.1 or 7.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party's intention to employ separate counsel pursuant to the previous sentence, or
              (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

      7.4 If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled, to the extent permitted under Applicable Law, to contribution to liabilities and expenses as more fully set forth in an underwriting agreement to be executed in connection with such registration. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative faults, knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. In no event shall the liability of a Holder exceed the net proceeds from the offering received by such Holder.

8. Obligations of the Company. Whenever required under this Appendix A to effect the registration of any Registrable Shares, the Company shall, as expeditiously as possible:

      8.1 prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Shares registered thereunder, keep such registration statement effective for a period of up to four (4) months or, if sooner, until the distribution contemplated in the registration statement has been completed; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed one hundred twenty (120) days thereafter (the "Suspension Period"), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the participating Holders hereby agree not to offer or sell any Registrable Shares pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have a material adverse effect upon the Company. No more than one (1) such Suspension Period shall occur in any twelve (12) month period. In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period.

      8.2 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement.

      8.3 furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

      8.4 in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

      8.5 notify each holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

      8.6 use its best efforts to cause all Registrable Shares registered pursuant hereunder to be listed on each Securities Exchange on which similar securities issued by the Company are then listed.

      8.7 provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

      8.8 use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Shares pursuant to this Appendix A, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Appendix A, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and to the respective Holder requesting registration of Registrable Shares and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and to the respective Holder requesting registration of Registrable Shares.

9. Assignment of Registration Rights. Any assignment of registration rights hereunder shall be in accordance with the provisions of Section 9.2 of the Shareholders' Agreement to which these Registration Rights are appended.

10. Lock-Up. In any registration of the Company's shares all Holders agree that any sales of Registrable Shares may be subject to a "lock-up" period restricting such sales, and all Holders will agree to abide by such customary "lock-up" period of up to one hundred and eighty (180) days in connection with the IPO, and ninety (90) days in connection with other registrations, if and to the extent required by the underwriter in such registration, which period may be extended upon the request of the underwriter for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the ninety (90)-day lockup period, not to (x) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, including any sale pursuant to Rule 144 under the Exchange Act (as defined below), any Shares or any securities convertible into or exercisable or exchangeable for Shares (whether such securities are then owned by the Holder or are thereafter acquired) or to
     (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Shares or other securities, in cash, or otherwise.

11. Public Information. At any time and from time to time after the earlier of the close of business on such date as (a) a registration statement filed by the Company under the Securities Act becomes effective, (b) the Company registers a class of securities under Section 12 of the United States Securities Exchange Act of 1934, as amended, or any federal statute or code which is a successor thereto (the "Exchange Act"), or (c) the Company issues an offering circular meeting the requirements of Regulation A under the Securities Act, the Company shall undertake to make publicly available and available to the Holders pursuant to Rule 144, such information as is necessary to enable the Holders to make sales of Registrable Shares pursuant to that Rule. The Company shall comply with the current public information requirements of Rule 144 and shall furnish thereafter to any Holder, upon request, a written statement executed by the Company as to its compliance with the reporting requirements of the said Rule 144.

12. Certificate Legends. Each certificate representing Shares prior to registration or Registrable Shares shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER ANY SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH

      LAWS OR UNLESS SUCH REGISTRATION IS NOT REQUIRED. THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN SHAREHOLDERS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

13. Delay of Registration; Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to
      Section 2, 3 or 4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Shares held by them and the intended method of disposition of such securities as shall be required by law and regulations to effect the registration of their Registrable Shares.

14. Termination of Registration Rights. All registration rights granted under this Agreement shall terminate and be of no further force and effectone year after the date of the IPO.

15. Certain Limitations on Registration Rights. In the case of any registration under Section 2, 3, and 4 pursuant to an underwritten offering, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to an underwriting agreement and no Holder may participate in such registration unless such Holder agrees to sell such Holder's securities on the basis provided therein and, completes and executes all reasonable questionnaires, and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register such Holder's securities.

16. Nominees for Beneficial Owners. If Registrable Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof shall be treated as the Holder of such Registrable Shares for purposes of any request or other action by any Holder or Holders of Registrable Shares pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Shares contemplated by this Agreement) and all notices to be sent hereunder to any Holder or Holders of Registrable Shares shall also be sent to such beneficial owner; provided that the Company shall have received reasonable assurances of such beneficial ownership.

17. Holdback. Each Holder not participating in a given registration in which Registrable Shares are included agrees not to sell or distribute shares of the Company, during the period beginning 24 days prior to, and ending 180 days following, the effective date of such registration, in such number which may have a material adverse effect on the price of the Company's shares, and will execute such customary form of agreement evidencing such obligation.

                                    EXHIBIT O

Number O - 1

                                  ACTIVEIN LTD.

                               THIS IS TO CERTIFY

                      That Unlimited Ventures Incorporated
                          Of 2171 Avenue Rd. Suite 103
                         Toronto, Ontario Canada M5M 4B4
                        Is the Registered Holder of 9057
                                 ORDINARY SHARES
                               Of N.I.S. 0.01 each
                              fully paid up in the
                       Above named Company, subject to the
                     Articles of Association of the Company.
                   Given under the Common Seal of the Company


                                            this ___ day of ____________, 2008.


                                            ---------------------------------
                                            Ilan Shalev, Director



THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO, AND ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF THE ARTICLES OF ASSOCIATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, OF ACTIVEIN LTD., A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAWS, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION INCLUDING THE STATE OF ISRAEL, AND THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND/OR THE APPLICABLE SECURITIES LAWS OF ANOTHER JURISDICTION.

Number O - 2

                                  ACTIVEIN LTD.

                               THIS IS TO CERTIFY

                      That Unlimited Ventures Incorporated
                          Of 2171 Avenue Rd. Suite 103
                         Toronto, Ontario Canada M5M 4B4
                        Is the Registered Holder of 9057
                                PREFERRED SHARES
                               Of N.I.S. 0.01 each
                              fully paid up in the
                       Above named Company, subject to the
                     Articles of Association of the Company.
                   Given under the Common Seal of the Company


                                            this ___ day of ____________, 2008.


                                            ---------------------------------
                                            Ilan Shalev, Director


THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO, AND ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF THE ARTICLES OF ASSOCIATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, OF ACTIVEIN LTD., A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAWS, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION INCLUDING THE STATE OF ISRAEL, AND THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND/OR THE APPLICABLE SECURITIES LAWS OF ANOTHER JURISDICTION.

                                    EXHIBIT P

                                  ACTIVEIN LTD.
                 Private Company No. 51-375234-5 (the "Company")

                  UNANIMOUS WRITTEN CONSENT OF THE SHAREHOLDERS

A resolution in writing by the Company's Shareholders dated ___ October, 2008.

The following resolutions were adopted unanimously by the shareholders:

The Exchange Agreement, together with all of its schedules has been presented to the shareholders.

NOW, THEREFORE, BE IT RESOLVED*:

1. RESOLVED, to approve the execution, delivery and performance of the Share Exchange Agreement, including all of its schedules, appendices and annexes in the form attached hereto as Annex A and any ancillary agreements and documents thereto, including without limitation, any and all of the Company's obligations thereunder and the transactions contemplated thereby, including the exchange of all shares as set forth therein, as such may be further amended and finalized by the Company's CEO, Mr. Adi Plaschkes, or by Mr. Ilan Shalev on behalf of the Company, in their sole discretion (the "Exchange Agreement").

2. RESOLVED, to approve the replacement of the Company's existing articles of association by the articles of association attached as Annex B hereto (the "Amended Articles"), as such may be further amended and finalized by Mr. Adi Plaschkes, or by Mr. Ilan Shalev, on behalf of the Company, in their sole discretion.

3. RESOLVED, to authorize (a) Mr. Adi Plaschkes, or, (b) Mr. Ilan Shalev, to execute and deliver, in the name and on behalf of the Company, the Exchange Agreement, the Amended Articles, and all other documents and instruments to be delivered and executed under and pursuant to such documents, and to take all steps necessary or expedient to effectuate these foregoing Resolutions and the consummation of such documents including but not limited to the issuance of the applicable share certificates, in such form as shall be approved by (a) Mr. Adi Plaschkes, or, (b) Mr. Ilan Shalev, and all necessary reports to the Israeli Registrar of Companies, the Israeli Tax Authorities, the Israeli Chief Scientist, and any other applicable regulatory authorities, and to update the shareholders register of the Company accordingly.

4. RESOLVED, further to authorize Mr. Adi Plaschkes as well as each of the directors of the Company to execute, make, verify, acknowledge, deliver, file and record any and all applications, consents, certificates, instruments, agreements, notices, reports and documents and to take any and all other actions as may be necessary or desirable in their judgment in order to carry out and give to the intent and purposes of the forgoing Resolutions.

* All Resolutions shall come into force and effect only upon and subject to the receipt by the Company of the waiver in form attached hereto as Annex 1.




-------------------------        ------------------------
Anat Segal,                           Adi Plaschkes
Chief Executive Officer
 Xenia Venture Capital Ltd.


-------------------------        ------------------------
      Yifat Gurion                   Ronen Finegold



-------------------------        ------------------------
    Eftan Investment                 Chaim Halperin
    Consulting Ltd.


-------------------------        ------------------------
     Ami Sheinfeld                      Yoav Paz




-------------------------        ------------------------
  M.M.T.K. Real Estate Ronen Shafir Ltd.

-------------------------        ------------------------

-------------------------        ------------------------
      Ilan Shalev

                                    EXHIBIT Q

                            ACTION BY THE CONSENT OF
                                 THE DIECTORS OF
                           UNLTD VENTURES INCORPORATED


      BE IT RESOLVED that the designation of this Corporation's Series A preferred stock, in the form attached to this resolution, is approved, and be it

      FURTHER RESOLVED that, in consideration for the agreement of the persons shown on Exhibit A to exchange their shares of common stock and preferred stock in ActiVein Ltd for shares of this Corporation's common stock and Series A preferred stock, this Corporation is authorized to issue shares of its common stock and Series A preferred stock to the persons and in the amounts shown on Exhibit A, and be it

      FURTHER RESOLVED that upon the closing of this Corporation's Agreement with Activein Ltd. and the shareholders of Activein, Ltd. this Corporation issue a warrant to Xenia Venture Capital Ltd., in the form attached to this resolution as Exhibit B, in exchange for a warrant which allows Xenia Venture Capital Ltd. to purchase 809 Series A Preferred shares in Activein.

      The foregoing resolutions were adopted to be effective October __, 2008.



                                           -------------------------------
                                           Sheldon Kales



                                           -------------------------------
                                           Dr. Tally Bodenstein

             CERTIFICATE OF THE DESIGNATION, PREFERENCES AND RIGHTS
                         OF THE SERIES A PREFERRED STOCK
                                       OF
                           UNLTD VENTURES INCORPORATED


      I, Sheldon Kales, the President and Secretary of UNLTD Ventures Incorporated, a Delaware corporation, DO HEREBY CERTIFY:

      That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Company, the Board of Directors on October , 2008, adopted the following resolution creating a series of Preferred Shares, $0.001 par value per share, designated as the Series A Preferred Shares.

      The relative rights and preferences of the Series A Preferred Stock are as follows:

      1. Designation and Amount. The shares of such series shall be designed as the Series A Preferred Shares (the "Series A Preferred Shares"), and the number of shares constituting such series shall be 4,200,000. The number of shares constituting such series may, unless prohibited by the Articles of Incorporation, be decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of Series A Preferred Shares to a number less than the number of shares then outstanding plus the number of shares issuable upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Shares.

      2. Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall constitute authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designation creating a series of Preferred Shares or as otherwise required by law.

      3.1 Liquidation Preference. In the event of: (i) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary; (ii) any Deemed Liquidation Event (as defined below), any and all assets of the Company available for distribution (and, in the case of certain reorganizations, mergers or consolidations, the securities received by the Company or its shareholders in such reorganization, merger or consolidation) shall be distributed to the shareholders of the Company in the following order and preference:

      3.2 First, prior to the repayment of any shareholders loans and prior and in preference to any distribution to any of the holders of any other classes or series of shares of the Company, each holder of Series A Preferred Shares shall be entitled to receive an amount (in cash, cash equivalents or, if applicable, securities) for each Series A Preferred Share held equal to (i) $0.133 (subject to adjustment for Recapitalization Events); plus (ii) $0.0106 for each Preferred

Share (subject to adjustment for Recapitalization Events), compounded annually from the date of the issuance of each Series A Preferred Share up to the date of distribution; plus (iii) an amount equal to the declared but unpaid dividends on such Series A Preferred Shares (the "Preference Amount"). Such distribution among the holders of the Series A Preferred Shares shall be made in proportion to the aggregate respective preferences amounts of the Series A Preferred Shares owned by each such holder.

      3.3 After payment in full of the Preference Amounts, all remaining assets, if any, shall be distributed among all of the Company's shareholders (holders of Series A Preferred Shares and common shares) pro rata to their holdings in the Company's issued share capital on an as-converted basis.

      3.4 For purposes of this Section 3 "Deemed Liquidation Event(s)" shall mean (i) any merger, reorganization or consolidation of the Company with or into another entity, other than a wholly owned subsidiary of the Company, or the acquisition of the Company by means of any transaction or series of related transactions, following which the existing shareholders of the Company as of immediately prior to such transaction or series of related transactions hold, by virtue of securities issued as consideration for the Company's acquisition, less than 50% of the voting power of the surviving or acquiring entity or less than 50% of the issued and outstanding share capital of the surviving or acquiring entity; (ii) a sale, exclusive license, lease or other disposal of all or substantially all of the shares and/or a sale of all or substantially all of the assets of the Company (including without limitation its intellectual property rights), in a single transaction or a series of related transactions, other than to a wholly owned subsidiary of the Company and other than to an entity in which Company's shareholders existing prior to said sale hold over 50% of the issued and outstanding shares of the purchasing entity; or (iii) a financial or corporate reorganization similar to any of the events described in (i) or (ii) above having the same effect, unless the holders of more than 50% of the voting power of all then issued Series A Preferred Shares, voting together as a single class and on an as converted basis, determine not to treat such event as a Deemed Liquidation Event for the purpose of this Section 3.

      3.5 For purposes of this Section 3, "Recapitalization Events" shall mean any share combination or subdivision, share split, share dividend, or any other reclassification, reorganization or recapitalization of the Company's share capital and the like.

      4. Dividend Preference. Prior to and in preference to the distribution of any dividends to the holders of any class or series of shares of the Company (including shares of common stock), each of the holders of the Series A Preferred Shares shall be entitled to receive for each Series A Preferred Share held, non-cumulative dividends, as and when dividends are declared by the Board, at the rate of $0.0106 (subject to adjustment for Recapitalization Events, as that term is defined in Section 3.5) for such Preferred Share per annum, calculated thereon from the respective original issue date of such share until the date of distribution of such dividends. After the dividend preference of the Series A Preferred Shares has been paid in full for a given calendar year, the Series A Preferred Shares shall participate pro rata with the common shares in the receipt of any additional dividends distributed, pro rata and pari passu amongst the holders of the Series A Preferred Shares and the shares of common stock in accordance with their respective shareholdings in the Company on an as converted basis.

      5.1 Conversion. The holders of the Series A Preferred Shares shall have conversion rights as follows (the "Conversion Rights"):

      5.2 Each Preferred Share shall be convertible, at the option of the holder of such share, at any time after the date of issuance of such share, into one fully paid and non-assessable share of the Company's common stock.

      5.3 Notwithstanding anything to the contrary herein, each series of Series A Preferred Shares shall automatically be converted into one fully paid and non-assessable share of the Company's common stock, immediately: (i) prior to the closing of an offering by the Company of its securities to the public in a bona fide underwriting pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, the Israeli Securities Law - 1968, or similar securities law of another jurisdiction, with gross offering proceeds to the Company of not less than $15,000,000 (fifteen million U.S. dollars), which yields an imputed pre-money company valuation of at least $50,000,000 (fifty million U.S. dollars) on a fully diluted basis (the "Qualified IPO"); or (ii) upon written demand of the holders (on an as converted basis) of at least 51% of the then outstanding Series A Preferred Shares.

      5.4 Before any holder of the Series A Preferred Shares shall be entitled to convert the same into shares of common stock the holder shall surrender the certificate or certificates thereof at the Company's office and shall give written notice by registered mail, postage prepaid, to the Company of the election to convert the same. The Company shall, as soon as practicable thereafter, issue and deliver to such holder of Series A Preferred Shares a certificate or certificates for the number of shares of common stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series A Preferred Shares to be converted, and the person or persons entitled to receive the shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of common stock as of such date. In the case of automatic conversion pursuant to
Section 5.3, such conversion shall be deemed to have been made immediately prior to the close of business on the date of the occurrence of any of the events listed in Section 5.3, and the person or persons entitled to receive the shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of common stock issuable as of such date.

      If the conversion is in connection with a Qualified IPO, the conversion, unless otherwise designated by the holder, will be conditioned upon the closing with the underwriters of the sale of securities pursuant to shares of common stock issuable upon the conversion of the Series A Preferred Shares. The Series A Preferred Shares will be deemed to have converted immediately prior to the closing of such sale of securities.

       5.5 In the event the Company shall at any time declare or pay any dividend on its common stock payable in shares of common stock, or effect a subdivision, combination, consolidation, or stock split of the outstanding shares of common stock (by reclassification or otherwise) into a greater or lesser number of shares of common stock, then in each such case the number of shares of common stock issuable upon the conversion of the Series A Preferred Shares immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event.

      5.6 In the event the Company shall declare a distribution payable in securities of the Company, securities of other persons, evidence of indebtedness issued by the Company or other persons, assets (including cash dividends) or options or rights then, in each such case for the purpose of this Section 5.6 the holders of the Series A Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of common stock into which their Series A Preferred Shares are convertible as of the record date fixed for the determination of the holders of shares of common stock entitled to receive such distribution.

      5.7 If at any time or from time to time there shall be a recapitalization of the shares of common stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5), provision shall be made so that the holders of the Series A Preferred Shares shall thereafter be entitled to receive upon conversion of the Series A Preferred Shares the number of shares of common stock or other securities or property of the Company or otherwise, to which a holder of shares of common stock deliverable upon conversion of the Series A Preferred Shares would have been entitled immediately prior to such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5.7 with respect to the rights of the holders of the Series A Preferred Shares after the recapitalization to the end that the provisions of this Section 5.7 (including adjustment of the number of shares issuable upon conversion of the Series A Preferred Shares) shall be applicable after that event as nearly equivalent as may be practicable.

      5.8 The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms with respect to any rights of the holders of the Series A Preferred Shares against impairment, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Shares against impairment.

      5.9 No fractional shares shall be issued upon conversion of the Series A Preferred Shares, and the number of shares of common stock to be issued shall be rounded to the nearest whole share.

      5.10 The Company shall at all times reserve and keep available out of its authorized but unissued common stock, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Shares; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Shares, in addition to such other remedies as shall be available to the holder of Series A Preferred Shares, the Company will take such corporate action as may be necessary to increase its authorized but unissued common stock to such number of shares as shall be sufficient for such purposes.

      5.11 The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of common stock upon conversion of the Series A Preferred Shares pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

      6. Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of the Seroes A Preferred Shares, at least 15 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

       7. Notices of Adjustment. Upon the occurrence of each adjustment applicable to the Series A Preferred Shares, the Company, at its expense, shall promptly compute such adjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Shares a certificate setting forth each adjustment and showing in detail the facts upon which such adjustment is based. The Company shall furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment, (ii) any adjustment to the amount of the Liquidation Preference or Dividend Preference, and (iii) the number of shares of common stock and the amount, if any, of other property which at the time would be received upon the conversion of each Series A Preferred Share.

      8.1 Voting Rights. Each Series A Preferred Share shall entitle the holder thereof to one vote for each share of common stock into which such Series A Preferred Share could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with Delaware law, and shall be entitled to vote, together with holders of common stock, with respect to any question upon which holders of common stock have the right to vote.

      8.2 The holders of the common stock and the Series A Preferred Shares shall not vote as separate classes on any matter except where required by law or by the Company's Articles of Incorporation.

      IN WITNESS WHEREOF, I have executed this Certificate of Designation, Preferences and Rights this __ day of October, 2008.


                                   ------------------------------------
                                   Sheldon Kales, President and Secretary

                                    EXHIBIT A

                      Allocation of Shares of Common Stock

                                                       Shares of UNLTD
    ACTI                                              Common Stock to be
Shareholder             Shareholdings in ACTI   received by ACTI Shareholder

Ilan Shalev                      1,783                    944,986
Yoav Paz                         1,783                    944,986
Adi Plaschkes                      840                    445,198
Yifat Gurion                     1,070                    567,098
Ronen Finegold                     984                    521,518
Eftan Investment Consulting Ltd.   713                    377,888
Chaim Halperin                     542                    287,259
Ami Sheinfeld                      542                    287,259
Ronen Shafir                       400                    211,999
M.M.T.K. Real Estate Ltd.          400                    211,999
Activein Employee Stock
  Ownership Plan                 1,887                  1,000,106
                             ---------               ------------
Total                           10,944                  5,800,297
                              ========               ============



                     Allocation of Shares of Preferred Stock


                              Shareholdings      Series A Preferred Stock to be
Shareholder                     in ACTI           received by ACTI Shareholder

Xenia Venture Capital Ltd.       7,115                  3,770,935

                                    EXHIBIT B
[PG NUMBER]

                                    EXHIBIT B

120
371539/v4
                           UNLTD VENTURES INCORPORATED

                  Warrant to Purchase Series A Preferred Shares

THIS WARRANT AND THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE ISRAELI SECURITIES LAW 5728 - 1968, AS AMENDED, OR ANY STATE OR FOREIGN SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE SECURITIES LAWS.

No. 1 ISSUED: October __, 2008

   This is to certify that, FOR VALUE RECEIVED, Xenia Venture Capital Ltd., or registered assigns ("Holder") is entitled to purchase, subject to the provisions of this Warrant, from UNLTD Ventures Incorporated (the "Company"), 428,768 shares of the Series A Preferred stock of the Company ("Preferred Shares") at a purchase price of $0.0001 per share. The number of Preferred Shares to be received upon the exercise of this Warrant and the price to be paid for a Preferred Share may be adjusted from time to time as hereinafter set forth. The Preferred Shares deliverable upon such exercise, as may be adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares"; and the exercise price of a Preferred Share in effect at any time, and as may be adjusted from time to time, is hereinafter sometimes referred to as the "Exercise Price."

1.  Exercise of Warrant

 (a) This Warrant may be exercised by the Holder at any time during the period commencing with the date hereof and ending upon the earlier of: (i) the Company's initial public offering of its shares, reflecting a pre-money valuation of the Company of at least fifty million United States dollars (US $50,000,000) with net proceeds to the Company of not less than fifteen million United States Dollars (US $15,000,000) ("QIPO"); (ii) a merger or consolidation of the Company with or into another company, and (iii) the sale of all or substantially all of the Company's properties and assets or the sale of all or substantially all of the Company's shares to another party (each of the events in (ii) and (iii) an "M&A") (the "Exercise Period") provided, however, that the Company shall provide written notice to the Holder of an intended QIPO or M&A not less than 45 days prior to the intended closing of such QIPO or M&A. The Warrant may be exercised by the Holder in whole or in part, by delivering to the Company (a) this Warrant certificate, (b) an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised (the "Purchase Price"), and (c) the Notice of Exercise attached as Exhibit A duly completed and executed by the Holder. Upon exercise, the Holder shall be entitled to receive from the Company a share certificate in proper form representing the number of Warrant Shares so purchased.

       (b) The Holder may condition its exercise hereof in connection with a QIPO or M&A on the consummation of closing of such QIPO or M&A.

2.  Delivery of Share Certificates; No Fractional Shares

      (a) Within 10 days after the payment of the Purchase Price following the exercise of this Warrant (in whole or in part), the Company at its expense shall
(1) issue in the name of the Holder the number of fully paid and nonassessable Warrant Shares to which the Holder shall be entitled upon such exercise; and (2) register the Holder in the Company's shareholders registrar as the holder of the Warrant Shares to which the Holder shall be entitled upon such exercise, and deliver to the Holder: (i) a certificate or certificates thereof, and (ii) a new Warrant of like tenor to purchase up to that number of Warrant Shares, if any, as to which this Warrant has not been exercised.

       (b) If, upon exercise of this Warrant, a fraction of a share results, the Company will round up the number of Warrant Shares deliverable hereunder to the next whole number of such shares.

3.  Adjustments

The number and kind of securities purchasable upon the exercise of this Warrant, and the Exercise Price therefore, shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

      (a) Reclassification. In case of any reclassification or change of the Warrant Shares (other than as a result of a subdivision or combination), the Company shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the Warrant Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares, other securities, money and property receivable upon such reclassification or change by a holder of an equivalent number of Warrant Shares immediately prior to such reclassification or change. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this
Section 3(a) shall similarly apply to successive reclassifications or changes.

      (b) Share Splits and Combinations. In the event that the Company shall at any time subdivide the Warrant Shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such subdivision shall be proportionately increased, and in the event that the Company shall at any time combine the Warrant Shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, effective at the close of business on the date of such subdivision or combination, as the case may be.

      (c) Adjustments for Certain Dividends and Distributions. In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of the Warrant Shares entitled to receive, a dividend or other distribution payable in securities of the Company, then in each such event provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number receivable thereupon of Warrant Shares, the amount of securities of the Company that the Holder would have received had this Warrant been exercised immediately prior to such event (or the record date for such event) and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section.

      (d) Reorganization. If at any time there is a capital reorganization of the Company's shares (other than a recapitalization, subdivision, combination or reclassification provided for elsewhere in this section), then, as a part of such reorganization, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the number of shares or other securities or property of the Company to which a holder of Warrant Shares would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3(d) and with respect to the rights of the Holder after the reorganization to the end that the provisions of this Section 3(d) (including adjustment of the number of shares issuable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

      (e) Other Transactions. In the event that the Company shall issue shares to its shareholders as a result of a split-off, spin-off or the like, then the Company shall only complete such issuance or other action if, as part thereof, allowance is made to protect the economic interest of the Holder either by increasing the number of Warrant Shares or by procuring that the Holder shall be entitled, on economically proportionate terms, to acquire additional shares of the spun-off or split-off entities.

      (f) General Protection. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all the provisions hereof and in taking of all such actions and making all such adjustments as may be necessary or appropriate in order to protect the rights of the Holder as set forth herein against impairment.

4.  Notice of Adjustments

      (a) Upon the occurrence of each adjustment or readjustment pursuant to
Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and provide notice to the Holder signed by the Company's Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment or readjustment, the amount of the adjustment or readjustment, the method by which such adjustment or readjustment was calculated, and the number and class of Warrant Shares which may be purchased after giving effect to such adjustment or readjustment.

      (b) If at any time the Company shall offer for subscription pro rata to the holders of its common stock (or other stock or securities at the time receivable upon the exercise of this Warrant) any additional shares of any class, other rights or any equity security of any kind, or there shall be any public offering, capital reorganization or reclassification of the capital shares of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to another company or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, or other transaction described in Section 3, then, in any one or more of said cases, the Company shall give the Holder prior written notice, by registered or certified mail, postage prepaid, of the date on which (i) a record shall be taken for such subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up or other transaction shall take place, as the case may be. Such notice shall also specify the date as of which the holders of record of shares of common stock (or other stock or securities at the time receivable upon the exercise of this Warrant) shall participate in such subscription rights, or shall be entitled to exchange their securities for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, etc. as the case may be. Such written notice shall be given at least ten (10) days prior to the action in question and not less than ten (10) days prior to the record date in respect thereto.

5.  Representations, Warranties, and Covenants of the Company

The Company represents, warrants, and covenants to the Holders as follows:

       (a)The Company represents that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of this Warrant and the Warrant Shares and the performance of the Company's obligations hereunder were taken prior to and are effective as of the effective date of this Warrant.

       (b)The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Certificate of Incorporation, do not contravene any material law, governmental rule or regulation, judgment or order applicable to the Company, and, except for consents that have already been obtained by the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound.

     (c) The Company represents and covenants that at all times during the Exercise Period there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Warrant Shares as is necessary for exercise in full of this Warrant and, from time to time, it will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of Warrant Shares. All Warrant Shares issued pursuant to the exercise of this Warrant will, upon their issuance, be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except restrictions arising (a) under applicable securities laws, (b) not by or through the Company, or (c) by agreement between the Company and the Holder or its successors.

6.  Rights of Shareholders

       (a)No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of shares, reclassification of shares, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

          (b) Notwithstanding the provisions of Section 6(a) hereof, the Warrant Shares shall be deemed to have been issued in full to the Holder for the purpose of calculating the Holder's pro-rata share of the Company's issued and outstanding share capital under any rights offering by the Company.

7.  Notices

       All notices and other communications required or permitted hereunder shall be in writing and shall be telecopied, emailed or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder in the Books of the Company (or at such other place as the Holder shall notify the Company in writing).

       Any notice sent in accordance with this Section 7 shall be effective (a) if mailed, seven (7) business days after mailing, (b) if sent by messenger, upon delivery, and (c) if sent via telecopier or email, upon transmission and electronic confirmation of receipt or, if transmitted and received on a non-business day, on the first business day following transmission and electronic confirmation of receipt (provided, however, that any notice of change of address shall only be valid upon receipt).

8. Transfer to Comply with the Securities Act of 1933

       The Company may cause the following legend or one similar thereto to be set forth on each certificate representing Warrant Shares or any other security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

       The shares represented by this Certificate have not been registered under the Securities Act of l933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

9.    Loss, Theft, Destruction or Mutilation of Warrant

       Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or share certificate, and in case of loss, theft or destruction, of indemnity, or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

10.   Miscellaneous

       10.1 Amendments and Waivers

          Any term of this Warrant may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section
10.1 shall be binding on the Holder, each future Holder and the Company.

       10.2 Governing Law; Jurisdiction; Venue

       This Warrant shall be governed by and construed under the laws of Delaware, without regard to principles of conflict of laws. The Chancery Court of Delaware shall have exclusive jurisdiction on all matters pertaining to this Warrant.

       10.3 Successors and Assigns; Transfer

       The terms and conditions of this Warrant shall inure to the benefit of and be binding on the respective successors and assigns of the parties. This Warrant may be transferred or assigned without the consent of the Company or other third parties pursuant to an Assignment in the form of Exhibit B hereto, provided that such assignment shall be subject to and the approval of the Company's directors.

      IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                    UNLTD VENTURES INCORPORATED

                                    By:
                                        --------------------------------


                                    Print Name:
                                                ------------------------

                                    Its:
                                         -------------------------------

                                    EXHIBIT A
                                    Exhibit A
                               NOTICE OF EXERCISE


To:  UNLTD Ventures Incorporated


The undersigned hereby irrevocably elects to purchase ____ Series A Preferred Shares of UNLTD Ventures Incorporated issuable upon the exercise of the attached Warrant and requests that certificates for such shares be issued in the name of the undersigned and delivered to the address of the undersigned, at the address stated below and, if such number of shares shall not be all the shares that may be purchased pursuant to the attached Warrant, that a new Warrant evidencing the right to purchase the balance of such shares be registered in the name of, and delivered to, the undersigned at the address stated below.

Payment enclosed in the amount of $___________.

Dated:  ________________

Name of Holder of Warrant:
                            ----------------------------------------------
                                                (please print)
Address:  ________________________________________________________________

Signature:  ______________________________________________________________

                                    EXHIBIT B

                                   ASSIGNMENT


For value received the undersigned sells, assigns and transfers to the transferee named below the attached Warrant, together with all right, title and interest, to hold by the transferee, subject to the terms and conditions under which we held the same immediately before the execution hereof, and does irrevocably constitute and appoint the corporate secretary or transfer agent of UNLTD Ventures Incorporated (the "Company") as the undersigned's attorney-in-fact, to transfer such Warrant on the books of the Company, with full power of substitution in the premises, and I the transferee, do hereby agree to accept and take the attached Warrant subject to the conditions aforesaid.

Dated:  __________________________

Name of Holder of Warrant:
                            ----------------------------------------------
                                           (please print)

Address:  ________________________________________________________________

Signature:  ______________________________________________________________

Name of transferee:
                     -----------------------------------------------------
                                 (please print)

Address of transferee:
                        --------------------------------------------------

                                    EXHIBIT R

                             UNLTD Share Certificate

                    INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                           UNLTD VENTURES INCORPORATED



    This Certifies that _____________________________________ is the owner of


------------------------------------------------------------------------------
   Fully Paid and Non-Assessable Shares of Common Stock, $0.0001 par value, of
                           UNLTD VENTURES INCORPORATED



_________________________________________              Dated: _______________
Sheldon Kales, PRESIDENT AND SECRETARY


------------------------------------------------------------------------------

The Corporation is authorized to issue 1,000,000 shares of Preferred Stock. The Preferred shares may be issued from time to time, in one or more series, and with such rights, preferences and limitations as may be determined from time to time by the Corporation's Board of Directors. A copy of the designation of the rights, preferences and limitations of any series of preferred stock established by the Corporation will be sent, without charge, to any shareholder upon written request to the Corporation

                                    EXHIBIT S

                           UNLTD SHAREHOLDER REGISTER

COMMON STOCK

Shareholder Name                                           Shares
---------------                                           --------

Sheldon Kales                                            2,500,000
Dr. Tally Bodenstein                                     2,500,000
Rakesh Malhotra                                            500,000
Gil, Petar                                                  20,000
Gil, Luis                                                   20,000
Gordan, V. Peter                                            13,333
Frewer, Mary                                                 6,667
Frewer, Tim                                                  6,667
Delure-Savage, Laune-Ann                                    66,667
Homes Unlimited/Ian Savage                                  233,333
Savage, Cameron                                             33,333
Savage, Ian                                                300,000
Dadwan, Sukhvinder                                          12,500
Dadwan, Paramjeet                                           12,500
Rothbart, Dr. Peter                                        666,667
Gareth, Ellis                                              166,667
Kellner, Thomas                                             23,333
Gergely Agnes                                               20,000
Lombarni, Len                                               10,000
Calabretta, Ted                                            100,000
Wright,Julie                                                20,000
Kellner, Kathy                                              30,000
Barsony, Tibor                                             100,000
Klein, Mark                                                 50,000
Simon, Michael                                             100,000
Simmons, Wendy                                               5,000
Simmons, Norman                                             10,000
Grainger, John C.                                           20,000
Kim, Philip                                                 83,333
MacDonald, Jordan                                           66,000
Witzu M.                                                    33,333
Mooney, Matthew                                             35,000
Barsony, Rob                                                25,000
Hill, Mary-Eileen                                           10,000
Caro, Gad                                                    2,000
Pelchovitz, Mark                                             3,000
Pelchovitz, Steven                                           3,000

Shareholder Name                                           Shares
---------------                                           --------

Abrahim, Salman                                              2,000
Herridge, Paula                                             10,000
Mclennan, Corinne                                          108,900
Emmett, John                                               233,333
Wa, Laura                                                    3,153
Sandhu, Satinder                                             6,680
Sandhu, Amarjit                                              6,667
Gill, Manjit                                                 6,667
Astortno, Johnny                                             6,667
Swartz, Stan                                                10,000
Sloan, Allen                                                10,000
Paskowitz, J.E.                                             10,000
Mclennan, Martin                                            30,000
Simmons, Mark                                               66,667
Orton Clodagh                                               20,000
Sussman, Sam                                                20,000
Boaz Dor                                                   750,000
Ilan Shalev                                                944,986
Yoav Paz                                                   944,986
Adi Plaschkes                                              445,198
Yifat Gurion                                               567,098
Ronen Finegold                                             521,518
Eftan Investment Consulting Ltd.                           377,888
Chaim Halperin                                             287,259
Ami Sheinfeld                                              287,259
Ronen Shafir                                               211,999
M.M.T.K. Real Estate Ltd.                                  211,999
Activein Employee Stock
  Ownership Plan                                         1,000,106

SERIES A PREFERRED STOCK


Shareholder Name                                           Shares
---------------                                           --------

Xenia Venture Capital Ltd.                               3,770,935

WARRANTS

Xenia Venture Capital Ltd has a warrant to purchase 428,768 shares of the Corporation's Series A Preferred stock.

                                    EXHIBIT T

                           UNLTD VENTURES INCORPORATED

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION

      UNLTD Ventures Incorporated, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Directors of UNLTD Ventures Incorporated a resolution was duly adopted n October __, 2008 setting forth proposed amendments to the Certificate of Incorporation of said Corporation and declaring said amendments to be advisable.

The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be is amended:

       (1) by changing Article I so that, as amended, Article I shall be and read as follows:

              The name of this Corporation will be:  Activein, Inc.

       (2) by changing Article IV so that, as amended, Article IV shall be and read as follows:

               The authorized capital stock of the Corporation shall consist of 50,000,000 shares of common stock, $0.0001 par value and 10,000,000 shares of preferred stock, $0.0001 par value.

       (3) by changing Section 3 of Article VII so that, as amended, Section 3 of Article VII shall be and read as follows:

               Meetings of the Board of Directors, regular or special, may be held within or without Delaware upon such notice as may be prescribed by the Bylaws of the Corporation. Attendance of a director at a meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened. Any one director or shareholders holding more than 10% of the shares entitled to vote at any meeting of shareholders may call a meeting of the Board of directors of the Corporation, and the chairman of this Corporation's Board of Directors shall call such a meeting upon such request.

       (4) by changing Section 6 of Article VII so that, as amended, Section 6 of Article VII shall be and read as follows:

               Until the date this Corporation's shares are publicly traded on the OTC Bulletin board, the NASDAQ Stock Market or any national stock exchange based in the United States:

     o Mr. Boaz Dor can designate his replacement on the Board of Directors in the event of his resignation; and

     o Xenia Venture Capital Ltd. has the right to remove Anat Segal, and/or Avi Lior as directors and to designate the replacement on the Board of Directors of any director so removed.

     o    Adi  Plaskes,  Ilan Shalev and Yoav Paz have the right to remove Eitan
          Kyiet,   and/or  Ilan  Shalev  as  directors   and  to  designate  the
          replacement on the Board of Directors of any director so removed.

     In all cases the right to appoint a director shall include the right to remove and replace such director. Appointments, removals and replacements shall be effected by furnishing written notification to the Corporation, signed by the person having the right to appoint the director. Any notice regarding the appointment, removal or replacement of a director shall be delivered to the Corporation in writing, and shall become effective on the date fixed in such notice, or upon the delivery thereof to the Corporation, whichever is later.

(5) by changing Article X so that, as amended, Article X shall be and read as follows:

     When, with respect to any action to be taken by stockholders of this Corporation, the laws of Delaware requires the affirmative vote of the holders of more than a majority of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action.

     Notwithstanding the above, until the date this Corporation's shares are publicly traded on the OTC Bulletin Board, the NASDAQ Stock Market, or any national stock exchange based in the United States, any action or resolution of the Corporation's shareholders, or of the Corporation's Board of Directors, regarding any of the following actions whether concerning the Corporation itself, or Activein Ltd., shall require the consent of two thirds of the Corporation's directors at any regular or special meeting or the approval of Xenia Venture Capital Ltd.:

     o    an amendment to the Certificate of Incorporation;

     o    the entry into any new line of business or new business activity;

     o a merger, consolidation or acquisition, or the sale, lease or other disposal of all or substantially all of the Corporation's assets or those of Activein Ltd.;

     o a transactions with any officer, director, or any other party related, directly or indirectly;

     o    the declaration and payment of any dividends or other distributions;

     o the liquidation, dissolution or winding-up of the Corporation or of Activein Ltd.;

     o    the constitution of any committee of the Board of Directors;

     o the sale, license, contribution or disposition of the Corporation's core intellectual property or that of Activein Ltd.;

     o a change of domicile of Activein Ltd., whose domicile and base of operations shall remain in Israel; or

     o    any change to the  composition  of the Board of  Directors of Activein
          Ltd.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this ____ day of October, 2008.
                                    By:
                                        -------------------------------
                                        Authorized Officer

                                    Title:    President
                                          ------------------------------

                                    Name:  Sheldon Kales
                                         -------------------------------

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                           UNLTD VENTURES INCORPORATED


             This Certifies that Yardeni-Gelfand Trusts (2000) Ltd,
                   as Trustee for Ilan Shalev is the owner of

                                     944,986
-------------------------------------------------------------------------------
   Fully Paid and Non-Assessable Shares of Common Stock, $0.0001 par value, of
                           UNLTD VENTURES INCORPORATED


________________________________________                Dated:  March 24, 2009
Sheldon Kales, PRESIDENT AND SECRETARY



The Corporation is authorized to issue 1,000,000 shares of Preferred Stock. The Preferred shares may be issued from time to time, in one or more series, and with such rights, preferences and limitations as may be determined from time to time by the Corporation's Board of Directors. A copy of the designation of the rights, preferences and limitations of any series of preferred stock established by the Corporation will be sent, without charge, to any shareholder upon written request to the Corporation

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                           UNLTD VENTURES INCORPORATED



            This Certifies that Yardeni-Gelfand Trusts (2000) Ltd., as Trustee for Eftan Investment Consulting Ltd. is the owner of

                                    377,888
-------------------------------------------------------------------------------
   Fully Paid and Non-Assessable Shares of Common Stock, $0.0001 par value, of
                           UNLTD VENTURES INCORPORATED


________________________________________                Dated:  March 24, 2009
Sheldon Kales, PRESIDENT AND SECRETARY



The Corporation is authorized to issue 1,000,000 shares of Preferred Stock. The Preferred shares may be issued from time to time, in one or more series, and with such rights, preferences and limitations as may be determined from time to time by the Corporation's Board of Directors. A copy of the designation of the rights, preferences and limitations of any series of preferred stock established by the Corporation will be sent, without charge, to any shareholder upon written request to the Corporation

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                           UNLTD VENTURES INCORPORATED



             This Certifies that Yardeni-Gelfand Trusts (2000) Ltd,
                    as Trustee for Yoav Paz is the owner of

                                    944,986
-------------------------------------------------------------------------------
   Fully Paid and Non-Assessable Shares of Common Stock, $0.0001 par value, of
                           UNLTD VENTURES INCORPORATED


________________________________________                Dated:  March 24, 2009
Sheldon Kales, PRESIDENT AND SECRETARY



The Corporation is authorized to issue 1,000,000 shares of Preferred Stock. The Preferred shares may be issued from time to time, in one or more series, and with such rights, preferences and limitations as may be determined from time to time by the Corporation's Board of Directors. A copy of the designation of the rights, preferences and limitations of any series of preferred stock established by the Corporation will be sent, without charge, to any shareholder upon written request to the Corporation

                 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                           UNLTD VENTURES INCORPORATED


            This Certifies that Yardeni-Gelfand Trusts (2000) Ltd. ,
                  as Trustee for Adi Plaschkes is the owner of

                                    445,198
-------------------------------------------------------------------------------
   Fully Paid and Non-Assessable Shares of Common Stock, $0.0001 par value, of
                           UNLTD VENTURES INCORPORATED


________________________________________                Dated:  March 24, 2009
Sheldon Kales, PRESIDENT AND SECRETARY



The Corporation is authorized to issue 1,000,000 shares of Preferred Stock. The Preferred shares may be issued from time to time, in one or more series, and with such rights, preferences and limitations as may be determined from time to time by the Corporation's Board of Directors. A copy of the designation of the rights, preferences and limitations of any series of preferred stock established by the Corporation will be sent, without charge, to any shareholder upon written request to the Corporation

                 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                           UNLTD VENTURES INCORPORATED



            This Certifies that Yardeni-Gelfand Trusts (2000) Ltd.,
                  as Trustee for Yifat Gurion is the owner of

                                    567,098
-------------------------------------------------------------------------------
   Fully Paid and Non-Assessable Shares of Common Stock, $0.0001 par value, of
                           UNLTD VENTURES INCORPORATED


________________________________________                Dated:  March 24, 2009
Sheldon Kales, PRESIDENT AND SECRETARY



The Corporation is authorized to issue 1,000,000 shares of Preferred Stock. The Preferred shares may be issued from time to time, in one or more series, and with such rights, preferences and limitations as may be determined from time to time by the Corporation's Board of Directors. A copy of the designation of the rights, preferences and limitations of any series of preferred stock established by the Corporation will be sent, without charge, to any shareholder upon written request to the Corporation

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                           UNLTD VENTURES INCORPORATED



            This Certifies that Yardeni-Gelfand Trusts (2000) Ltd.,
                 as Trustee for Ronen Finegold is the owner of

                                    521,518
-------------------------------------------------------------------------------
   Fully Paid and Non-Assessable Shares of Common Stock, $0.0001 par value, of
                           UNLTD VENTURES INCORPORATED


________________________________________                Dated:  March 24, 2009
Sheldon Kales, PRESIDENT AND SECRETARY



The Corporation is authorized to issue 1,000,000 shares of Preferred Stock. The Preferred shares may be issued from time to time, in one or more series, and with such rights, preferences and limitations as may be determined from time to time by the Corporation's Board of Directors. A copy of the designation of the rights, preferences and limitations of any series of preferred stock established by the Corporation will be sent, without charge, to any shareholder upon written request to the Corporation

                 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                           UNLTD VENTURES INCORPORATED



             This Certifies that Yardeni-Gelfand Trusts (2000) Ltd,
                  as Trustee for Chaim Halperin is the owner of

                                    287,259
-------------------------------------------------------------------------------
   Fully Paid and Non-Assessable Shares of Common Stock, $0.0001 par value, of
                           UNLTD VENTURES INCORPORATED


________________________________________                Dated:  March 24, 2009
Sheldon Kales, PRESIDENT AND SECRETARY



The Corporation is authorized to issue 1,000,000 shares of Preferred Stock. The Preferred shares may be issued from time to time, in one or more series, and with such rights, preferences and limitations as may be determined from time to time by the Corporation's Board of Directors. A copy of the designation of the rights, preferences and limitations of any series of preferred stock established by the Corporation will be sent, without charge, to any shareholder upon written request to the Corporation

                 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                           UNLTD VENTURES INCORPORATED



             This Certifies that Yardeni-Gelfand Trusts (2000) Ltd,
                  as Trustee for Ami Sheinfeld is the owner of

                                    287,259
-------------------------------------------------------------------------------
   Fully Paid and Non-Assessable Shares of Common Stock, $0.0001 par value, of
                           UNLTD VENTURES INCORPORATED


________________________________________                Dated:  March 24, 2009
Sheldon Kales, PRESIDENT AND SECRETARY



The Corporation is authorized to issue 1,000,000 shares of Preferred Stock. The Preferred shares may be issued from time to time, in one or more series, and with such rights, preferences and limitations as may be determined from time to time by the Corporation's Board of Directors. A copy of the designation of the rights, preferences and limitations of any series of preferred stock established by the Corporation will be sent, without charge, to any shareholder upon written request to the Corporation

                 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                           UNLTD VENTURES INCORPORATED



             This Certifies that Yardeni-Gelfand Trusts (2000) Ltd,
                  as Trustee for Ronen Shafir is the owner of

                                    211,999
-------------------------------------------------------------------------------
   Fully Paid and Non-Assessable Shares of Common Stock, $0.0001 par value, of
                           UNLTD VENTURES INCORPORATED


________________________________________                Dated:  March 24, 2009
Sheldon Kales, PRESIDENT AND SECRETARY



The Corporation is authorized to issue 1,000,000 shares of Preferred Stock. The Preferred shares may be issued from time to time, in one or more series, and with such rights, preferences and limitations as may be determined from time to time by the Corporation's Board of Directors. A copy of the designation of the rights, preferences and limitations of any series of preferred stock established by the Corporation will be sent, without charge, to any shareholder upon written request to the Corporation

                 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                           UNLTD VENTURES INCORPORATED



             This Certifies that Yardeni-Gelfand Trusts (2000) Ltd, as Trustee for M.M.T.K Real Estate Ltd. is the owner o

                                    211,999
-------------------------------------------------------------------------------
   Fully Paid and Non-Assessable Shares of Common Stock, $0.0001 par value, of
                           UNLTD VENTURES INCORPORATED


________________________________________                Dated:  March 24, 2009
Sheldon Kales, PRESIDENT AND SECRETARY



The Corporation is authorized to issue 1,000,000 shares of Preferred Stock. The Preferred shares may be issued from time to time, in one or more series, and with such rights, preferences and limitations as may be determined from time to time by the Corporation's Board of Directors. A copy of the designation of the rights, preferences and limitations of any series of preferred stock established by the Corporation will be sent, without charge, to any shareholder upon written request to the Corporation

                 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                           UNLTD VENTURES INCORPORATED



            This Certifies that Yardeni-Gelfand Trusts (2000) Ltd., as Trustee for Xenia Venture Capital Ltd. is the owner of

                                   3,770,935
-------------------------------------------------------------------------------
   Fully Paid and Non-Assessable Shares of Common Stock, $0.0001 par value, of
                           UNLTD VENTURES INCORPORATED


________________________________________                Dated:  March 24, 2009
Sheldon Kales, PRESIDENT AND SECRETARY



The Corporation is authorized to issue 1,000,000 shares of Preferred Stock. The Preferred shares may be issued from time to time, in one or more series, and with such rights, preferences and limitations as may be determined from time to time by the Corporation's Board of Directors. A copy of the designation of the rights, preferences and limitations of any series of preferred stock established by the Corporation will be sent, without charge, to any shareholder upon written request to the Corporation